Exhibit 10.3

AMENDMENT NO. 1 TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT
THIS AMENDMENT No. 1, dated as of October 24, 2014 (this “Amendment”), is entered into by and among BANK OF AMERICA, N.A., in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “ABL Agent”) for the financial institutions party from time to time to the ABL Credit Agreement referred to below (such financial institutions, together with their successors, assigns and transferees, the “ABL Credit Agreement Lenders” and, together with affiliates thereof and certain other specified hedging parties, in their capacity as ABL Cash Management Affiliates or ABL Hedging Affiliates, the “ABL Lenders”) and BANK OF AMERICA, N.A., in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Term Agent”) for the financial institutions party from time to time to the Term Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Amended and Restated Intercreditor Agreement.
W I T N E S S E T H
WHEREAS, the ABL Agent and the Term Agent entered into that certain Amended and Restated Intercreditor Agreement, dated as of August 24, 2010 (as may be further amended, supplemented or otherwise modified from time to time pursuant to the terms thereof, the “Amended and Restated Intercreditor Agreement”);
WHEREAS, the Term Borrower, the Term Guarantors, the Term Agent and certain of the Term Lenders have agreed to enter into an Amendment No. 3 to Amended and Restated Credit Agreement, dated as of the date hereof (the “Term Amendment”), which amended the Amended and Restated Credit Agreement, dated as of August 24, 2010, as amended by that certain Amendment No. 1 dated as of September 20, 2010, as further amended by that certain Incremental Joinder Agreement dated as of May 25, 2011, as further amended by that certain Incremental Joinder Agreement No. 2 dated as of April 10, 2012, as further amended by that certain Amendment No. 2 dated as of April 10, 2012 (as amended by the Term Amendment, and as further amended, restated, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”);
WHEREAS, the ABL Borrowers, the ABL Guarantors, the ABL Agent and certain of the ABL Lenders have agreed to enter into the First Amendment to Third Amended and Restated Credit Agreement and to Security Agreement, dated as of the date hereof (the “ABL Amendment”), which amended the Third Amended and Restated Credit Agreement, dated as of March 21, 2014 (as amended by the ABL Amendment, and as further amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”) and certain other Loan Documents (as defined in the ABL Credit Agreement;
WHEREAS, pursuant to Section 8.4 of the Amended and Restated Intercreditor Agreement, the Amended and Restated Intercreditor Agreement may be amended by a written agreement executed by the Term Agent (as Shared Collateral Agent) and the ABL Agent;

WHEREAS, the Term Agent (as Shared Collateral Agent) and the ABL Agent hereby agree to amend certain provisions of the Amended and Restated Intercreditor Agreement as provided herein;
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1
AMENDMENTS
1.1    Amendment to Amended and Restated Intercreditor Agreement. Subject to the satisfaction of the conditions set forth in Section 2 below, from and after the date such conditions have been satisfied, the changes to the Amended and Restated Intercreditor Agreement shown in the redline attached as Annex 1 shall be effective.
SECTION 2
CONDITIONS
2.1    Conditions Precedent to the Effectiveness of Amendment No. 3. This Amendment and the amendments to the Amended and Restated Intercreditor Agreement contemplated hereby shall become effective upon (or upon the waiver of such condition):
(a)    the effectiveness of the Term Amendment and the ABL Amendment;
(b)    this Amendment shall have been duly executed by the Term Agent, the ABL Agent and the Loan Parties and shall have been delivered to the Term Agent and the ABL Agent; and
(c)    the representations and warranties in Section 3.4 of this Amendment shall be true and correct in all respects as of the date hereof.
SECTION 3
MISCELLANEOUS
3.1    Amended Terms. The term “ABL Intercreditor Agreement” as used in each of the Loan Documents (as defined in the Term Amendment) shall hereafter mean the Amended and Restated Intercreditor Agreement as amended by this Amendment. The term “Intercreditor Agreement” as used in the Loan Documents (as defined in the ABL Amendment) shall hereafter mean the Amended and Restated Intercreditor Agreement as amended by this Amendment.
3.2    Entirety. This Amendment embodies the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.3    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by facsimile or electronic mail shall be effective as an original and shall constitute a representation that an original shall be delivered.
3.4    Representations and Warranties.
(a)    The Term Agent represents and warrants to the ABL Agent and each other Shared Collateral Agent that it has the requisite power and authority under the Term Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of the Term Secured Parties and that this Agreement shall be binding obligations of the Term Agent and the Term Secured Parties, enforceable against the Term Agent and the Term Secured Parties in accordance with its terms.
(b)    The ABL Agent represents and warrants to the Shared Collateral Agents that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Agent and the ABL Secured Parties, enforceable against the ABL Agent and the ABL Secured Parties in accordance with its terms.
3.5    Loan Party Acknowledgments. Each Loan Party hereby (i) expressly acknowledges the terms of the Amended and Restated Intercreditor Agreement as amended by this Amendment and (ii) further confirms that the Amended and Restated Intercreditor Agreement shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.
3.6    GOVERNING LAW. THIS AMENDMENT AND ALL ACTIONS ARISING UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BANK OF AMERICA, N.A., as Term Agent

By:	/s/ Kelly Weaver
Name:	Kelly Weaver
Title:	Assistant Vice President

BANK OF AMERICA, N.A., as ABL Agent

By:	/s/ Ronaldo Naval
Name:	Ronaldo Naval
Title:	Vice President

[Amendment No. 1 to Intercreditor Agreement]

ACKNOWLEDGMENT
Each ABL Loan Party and each Shared Collateral Loan Party hereby acknowledges that it has received a copy of this Amendment and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the ABL Secured Parties, the Shared Collateral Agents, and the Shared Collateral Secured Parties and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Amendment. Each ABL Loan Party and each Shared Collateral Loan Party further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Amendment and (i) as between the ABL Secured Parties and the ABL Loan Parties, the ABL Documents remain in full force and effect as written and are in no way modified hereby, (ii) as between the Term Secured Parties and the Term Loan Parties, the Term Documents remain in full force and effect as written and are in no way modified hereby, and (iii) as between the Additional Pari Passu Secured Parties and the Additional Pari Passu Parties, the Additional Pari Passu Documents remain in full force and effect as written and are in no way modified hereby.
[Signature Pages Follow]

[Amendment No. 1 to Intercreditor Agreement]

TOYS “R” US-DELAWARE, INC., as the ABL Lead Borrower and the Term Borrower

By:	/s/ Chetan Bhandari
Name:	Chetan Bhandari
Title:	Senior Vice President – Corporate Finance and Treasurer

GEOFFREY HOLDINGS, LLC, as an ABL Guarantor, a Term Guarantor

By:	TOYS “R” US-DELAWARE, INC., its sole member

By:	/s/ Chetan Bhandari
Name:	Chetan Bhandari
Title:	Senior Vice President – Corporate Finance and Treasurer

GEOFFREY, LLC, as a Term Guarantor

By:	/s/ Chetan Bhandari
Name:	Chetan Bhandari
Title:	Senior Vice President – Corporate Finance and Treasurer

GEOFFREY INTERNATIONAL, LLC, as a Term Guarantor

By:	GEOFFREY, LLC, its sole member

By:	/s/ Chetan Bhandari
Name:	Chetan Bhandari
Title:	Senior Vice President – Corporate Finance and Treasurer

[Amendment No. 1 to Intercreditor Agreement]

TRU-SVC, LLC, as an ABL Guarantor, a Term Guarantor

By:	TOYS “R” US-DELAWARE, INC., its sole member

By:	/s/ Chetan Bhandari
Name:	Chetan Bhandari
Title:	Senior Vice President – Corporate Finance and Treasurer

TOYS ACQUISITION, LLC, as an ABL Guarantor, a Term Guarantor

By:	/s/ Chetan Bhandari
Name:	Chetan Bhandari
Title:	Senior Vice President – Corporate Finance and Treasurer

TRU OF PUERTO RICO, INC., as an ABL Guarantor, a Term Guarantor

By:	/s/ Chetan Bhandari
Name:	Chetan Bhandari
Title:	Senior Vice President – Corporate Finance and Treasurer

[Amendment No. 1 to Intercreditor Agreement]

ANNEX 1
[SEE ATTACHED REDLINE]

AMENDED AND RESTATED INTERCREDITOR AGREEMENT
by and between
BANK OF AMERICA, N.A.
as ABL Agent
and
BANK OF AMERICA, N.A.

as Term Agent
~~and~~
~~THE BANK OF NEW YORK MELLON~~
~~as Notes Agent~~

Dated as of August 24, 2010

TABLE OF CONTENTS

		Page No.
	ARTICLE 1 DEFINITIONS

Section 1.1	UCC Definitions	~~3~~2
Section 1.2	Other Definitions	~~3~~2
Section 1.3	Rules of Construction	16

	ARTICLE 2 LIEN PRIORITY

Section 2.1	Priority of Liens	16
Section 2.2	Waiver of Right to Contest Liens	17
Section 2.3	Remedies Standstill	18
Section 2.4	Exercise of Rights	19
Section 2.5	No New Liens	20
Section 2.6	Waiver of Marshalling	~~20~~21
Section 2.7	Refinancings	~~20~~21
Section 2.8	Junior Indebtedness	21

	ARTICLE 3 ACTIONS OF THE PARTIES

Section 3.1	Certain Actions Permitted	21
Section 3.2	Agent for Perfection	~~21~~22
Section 3.3	[Reserved]	22
Section 3.4	Insurance	~~22~~23
Section 3.5	No Additional Rights for the Loan Parties Hereunder	~~22~~23
Section 3.6	Geoffrey Collateral	~~22~~23
Section 3.7	Access Rights	~~23~~24

	ARTICLE 4 APPLICATION OF PROCEEDS

Section 4.1	Application of Proceeds	~~24~~25
Section 4.2	Application of Proceeds In Respect of the IntermediateCo Unsecured Guarantee	27
Section 4.~~2~~4.3	Specific Performance	~~25~~27

	ARTICLE 5 INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1	Notice of Acceptance and Other Waivers	~~26~~27
Section 5.2	Modifications to ABL Documents and Shared Collateral Documents	~~27~~28
Section 5.3	Reinstatement and Continuation of Agreement	~~29~~31

~~Page No.~~

Section 5.4	Joinder of Authorized Representatives	~~30~~31

ARTICLE 6 INSOLVENCY PROCEEDINGS

Section 6.1	DIP Financing	~~30~~32
Section 6.2	Relief from Stay	~~30~~32
Section 6.3	No Contest; Adequate Protection	~~31~~33
Section 6.4	Asset Sales	~~31~~34
Section 6.5	Separate Grants of Security and Separate Classification	~~31~~34
Section 6.6	Enforceability	~~32~~34
Section 6.7	ABL Obligations Unconditional	~~32~~34
Section 6.8	Shared Collateral Obligations Unconditional	~~32~~34

ARTICLE 7 CANADIAN PLEDGE COLLATERAL

Section 7.1	Canadian Pledge Collateral	35
Section 7.2	Waiver of Right to Contest Liens	36
Section 7.3	Canadian Pledge Collateral Remedies Standstill; Release of Liens	37
Section 7.4	Application of Proceeds; Turnover Provisions	38

ARTICLE 8 MISCELLANEOUS

Section ~~7.1~~8.1	Rights of Subrogation	~~33~~39
Section ~~7.2~~8.2	Further Assurances	~~33~~39
Section ~~7.3~~8.3	Representations	~~33~~39
Section ~~7.4~~8.4	Amendments	~~34~~40
Section ~~7.5~~8.5	Addresses for Notices	~~34~~40
Section ~~7.6~~8.6	No Waiver, Remedies	~~35~~40
Section ~~7.7~~8.7	Continuing Agreement, Transfer of Secured Obligations	~~35~~40
Section ~~7.8~~8.8	Governing Law; Entire Agreement	~~35~~41
Section ~~7.9~~8.9	Counterparts	~~35~~41
Section ~~7.10~~8.10	No Third Party Beneficiaries	~~35~~41
Section ~~7.11~~8.11	Headings	~~36~~41
Section ~~7.12~~8.12	Severability	~~36~~41
Section ~~7.13~~8.13	Attorneys Fees	~~36~~42
Section ~~7.14~~8.14	VENUE; JURY TRIAL WAIVER	~~36~~42
Section ~~7.15~~8.15	Intercreditor Agreement	~~37~~43
Section ~~7.16~~8.16	No Warranties or Liability	~~37~~43
Section ~~7.17~~8.17	Conflicts	~~38~~43
Section ~~7.18~~8.18	Information Concerning Financial Condition of the Loan Parties	~~38~~43
Section ~~7.19~~8.19	Amendment, Restatement, Extension, Renewal and Consolidation of Existing Intercreditor Agreement	~~38~~44
Section ~~7.20~~8.20	Force Majeure	~~38~~44
~~Section 7.21~~	~~Authority of Notes Collateral Agent~~	~~38~~

- ii-

~~Page No.~~

- iii-

AMENDED AND RESTATED INTERCREDITOR AGREEMENT
THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of August 24, 2010 between BANK OF AMERICA, N.A. (“Bank of America”), in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “ABL Agent”) for the financial institutions party from time to time to the ABL Credit Agreement referred to below (such financial institutions, together with their successors, assigns and transferees, the “ABL Credit Agreement Lenders” and, together with affiliates thereof and certain other specified hedging parties, in their capacity as ABL Cash Management Affiliates or ABL Hedging Affiliates (in each case, as hereinafter defined), the “ABL Lenders”)~~,~~ and BANK OF AMERICA, N.A. (as successor to Banc of America Bridge LLC) in its capacity as administrative agent (together with its successors and assigns in such capacity, the “Term Agent”) for the financial institutions party from time to time to Term Credit Agreement (as defined herein) ~~and THE BANK OF NEW YORK MELLON, in its capacity as trustee and collateral agent (together with its successors and assigns in such capacity, the “Notes Agent”) for the financial institutions party from time to time to Notes Documents (as defined herein).~~.
RECITALS
A.     Pursuant to that certain Credit Agreement dated as of July 21, 2005 (as amended and restated as of June 24, 2009 and as further amended and restated as of August 10, 2010) by and among Toys “R” Us-Delaware, Inc. (the “ABL Lead Borrower”), Toys “R” Us (Canada) Ltd. Toys “R” Us (Canada) ~~Ltd.~~Ltee. (the “Canadian Borrower”) and certain other borrowers from time to time party thereto (collectively with the ABL Lead Borrower and the Canadian Borrower, the “ABL Borrowers”), the ABL Credit Agreement Lenders and the ABL Agent (as such agreement has been amended to date, and may hereafter be amended, supplemented, restated or otherwise modified from time to time in accordance with this Agreement, the “ABL Credit Agreement”), the ABL Credit Agreement Lenders made certain loans and other financial accommodations to or for the benefit of the ABL Borrowers on such date.
B.     Pursuant to a certain guaranty dated as of July 21, 2005 (as such guaranty has been amended to date and may hereafter be amended, supplemented, restated or otherwise modified from time to time, the “ABL Guaranty”) by the ABL Guarantors (as hereinafter defined) in favor of, among others, the ABL Agent, the ABL Guarantors guaranteed the payment and performance of the ABL Borrowers’ obligations under the ABL Documents (as hereinafter defined).
C.     As a condition to the effectiveness of the ABL Credit Agreement and to secure the obligations of the ABL Borrowers and the ABL Guarantors (the ABL Borrowers, the ABL Guarantors and each other direct or indirect subsidiary or parent of the ABL Borrowers or any of their affiliates that was then or thereafter became a party to any ABL Document, collectively, the “ABL Loan Parties”) under and in connection with the ABL Documents, the ABL Loan Parties granted to the ABL Agent (for the benefit of the ABL Lenders) Liens on the ABL Collateral.

D.     Pursuant to that certain Credit Agreement dated as of July 19, 2006 by and among, Toys “R” Us-Delaware, Inc. (the “Term Borrower”), the Term Lenders and the Term Agent (as amended, the “Existing Term Credit Agreement”), the Term Lenders made certain loans to the Term Borrower on such date.
E.     Pursuant to a certain guaranty dated as of July 19, 2006 (the “Term Guaranty”) by the Term Guarantors (as hereinafter defined) in favor of the Term Agent, the Term Guarantors guaranteed the payment and performance of the Term Borrower’s obligations under the Term Documents (as hereinafter defined).
F.     As a condition to the effectiveness of the Existing Term Credit Agreement and to secure the obligations of the Term Borrower and the Term Guarantors (the Term Borrower, the Term Guarantors and each other direct or indirect subsidiary or parent of the Term Borrower or any of its affiliates that was then or thereafter became a party to any Term Document, collectively, the “Term Loan Parties”) under and in connection with the Term Documents as of such date, the Term Loan Parties granted to the Term Agent (for the benefit of the Term Lenders) Liens on the ABL Collateral ~~and~~, the Geoffrey Collateral and the Canadian Pledge Collateral.
G.     Concurrently with the execution and delivery of this Agreement, the Term Loan Parties and the Term Lenders have agreed to amend and restate (i) the Existing Term Credit Agreement in its entirety (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with this Agreement, the “Term Credit Agreement”) pursuant to which the Term Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the Term Borrower and (ii) the Term Security Agreement in its entirety.
~~H.    Concurrently with the execution and delivery of this Agreement, the Notes Parties (as defined below) and the Notes Agent, in its capacity as collateral agent for the Noteholders (as defined below), have entered into that certain Indenture dated as of the date hereof (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with this Agreement, the “Indenture”) providing for the issuance of 7 ⅜% Senior Secured Notes due 2016 (the “Notes”) by the Notes Issuer (as defined below) and the Notes Guarantees (as defined below) by the Notes Guarantors (as defined below).~~
~~I~~H.     Each of the ABL Agent (on behalf of the ABL Lenders) and the Term Agent (on behalf of the Term Lenders) and, by their acknowledgment hereof, the ABL Loan Parties and the Term Loan Parties, desire to amend and restate in its entirety the intercreditor agreement dated as of ~~July 19, 2006~~August 24, 2010 by and among the ABL Agent, the Term Agent, the Borrower and the Guarantors (the “Existing Intercreditor Agreement”) and each of the ABL Agent (on behalf of the ABL Lenders) and each Shared Collateral Agent (on behalf of the applicable Shared Collateral Secured Parties) and, by their acknowledgment hereof, the ABL Loan Parties and the Shared Collateral Secured Parties agree to the relative priority of Liens on the ABL Collateral and certain other rights, priorities and interests as provided herein.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS
Section 1.1    UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Fixtures, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Money, Payment Intangibles, Records, Security, Securities Accounts, Security Entitlements, Supporting Obligations and Tangible Chattel Paper.
Section 1.2    Other Definitions. Subject to Section 1.1 above, unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the ABL Credit Agreement~~,~~ and the Term Credit Agreement ~~and the Indenture~~, in each case as in effect on the date hereof. In addition, as used in this Agreement, the following terms shall have the meanings set forth below:
“ABL Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent” or “Administrative Agent” under any ABL Credit Agreement.
“ABL Borrowers” shall have the meaning assigned to that term in the recitals to this Agreement.
“ABL Cash Management Affiliate” shall mean any ABL Credit Agreement Lender or any Affiliate of any ABL Credit Agreement Lender that provides Cash Management Services (as defined in the ABL Credit Agreement) to an ABL Loan Party with the obligations of such ABL Loan Party thereunder being secured by one or more ABL Collateral Documents.
“ABL Collateral” shall mean all of the following assets ~~or~~and property of the ~~ABL~~ Loan Parties now owned or hereafter acquired, ~~including the following~~with respect to which a Lien is granted or purported to be granted as security for any ABL Obligations and as security for any Term Obligations:

(1)    all Accounts;
(2)    all Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper);
(3)    (x) all Deposit Accounts and Money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein, and (y) Securities Accounts, Security Entitlements and Securities, and, in each case, all cash, checks and other property held therein or credited thereto;
(4)    all Inventory;
(5)    all Documents, General Intangibles (including Payment Intangibles and Intellectual Property (but excluding any ~~Geoffrey~~Non-Shared Collateral)), Instruments and Commercial Tort Claims;

(6)    all Supporting Obligations and Letter-of-Credit Rights;
(7)    all books, Records and information relating to the ABL Collateral (including all books, databases, customer lists, engineer drawings and Records, whether tangible or electronic);
(8)    all Equipment and Investment Property;
(9)    all Credit Card Receivables (as defined in the ABL Credit Agreement);
(10)    any collateral received under Section 2.5 or Section 6.3;
(~~9~~11)    all Real Property located in Canada; and
(~~10~~12)    all collateral security, liens, guarantees, rights, remedies and privileges with respect to any of the foregoing and all cash, Money, policies and certificates of insurance, deposits or other property, insurance proceeds, refunds and premium rebates, including without limitation, proceeds of fire and casualty insurance, instruments, securities, financial assets and deposit accounts received as proceeds of any of the foregoing (such proceeds, “ABL Proceeds”);
provided~~,~~ that for the avoidance of doubt, “ABL Collateral” shall exclude the ~~Geoffrey~~Non-Shared Collateral and, solely for the purposes of this Agreement, shall be deemed to not include the Canadian Pledge Collateral.
“ABL Collateral Documents” shall mean all “Security Documents” as defined in the ABL Credit Agreement, including the ABL Security Agreement and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with the ABL Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.
“ABL Credit Agreement” shall mean the ABL Credit Agreement and any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the ABL Obligations, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.
“ABL Credit Agreement Lenders” shall have the meaning assigned to that term in the introduction to this Agreement.
“ABL Documents” shall mean the ABL Credit Agreement, the ABL Guaranty, the ABL Collateral Documents, any agreements governing Cash Management Services between any ABL Loan Party and any ABL Cash Management Affiliate, any ABL Hedging Agreements between any ABL Loan Party and any ABL Hedging Affiliate, those other ancillary agreements as to which the ABL Agent or any ABL Lender is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Loan Party or any of its respective Subsidiaries or Affiliates, and delivered to the ABL Agent, in connection with any of the foregoing or any ABL Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.
“ABL Enforcement Date” means the date which is 180 days after the occurrence of (i) an Event of Default (under and as defined in the ABL Credit Agreement) and (ii) each Shared Collateral Agent’s receipt of an Enforcement Notice from the ABL Agent, provided that the ABL Enforcement Date shall be stayed and shall not occur (or be deemed to have occurred) (A) at any time any Shared Collateral Agent or the Shared Collateral Secured Parties have commenced and are diligently pursuing enforcement action against the Canadian Pledge Collateral, (B) at any time that any Loan Party is then a debtor under or with respect to (or otherwise subject to) any Insolvency Proceeding, or (C) if the Event of Default under the ABL Credit Agreement is waived in accordance with the terms of the ABL Credit Agreement.
“ABL Guarantors” shall mean the collective reference to Geoffrey Holdings, LLC, TRU Acquisition, LLC, TRU-SVC, LLC, TRU of Puerto Rico, Inc. and any other Person who becomes a guarantor under the ABL Guaranty.
“ABL Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement.
“ABL Hedging Affiliate” shall mean any ABL Credit Agreement Lender or any Affiliate of any ABL Credit Agreement Lender that has entered into an ABL Hedging Agreement with an ABL Loan Party with the obligations of such ABL Loan Party thereunder being secured by one or more ABL Collateral Documents by an ABL Loan Party.
“ABL Hedging Agreement” shall mean any “Hedge Agreement” as defined in the ABL Credit Agreement.
“ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement and shall include all ABL Cash Management Affiliates and ABL Hedging Affiliates and all successors, assigns, transferees and replacements thereof, as well as any Person designated as a “Lender” under any ABL Credit Agreement.
“ABL Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.
“ABL Obligations” shall mean all obligations of every nature of each ABL Loan Party from time to time owed to the ABL Agent, the ABL Lenders, or any of them, under any ABL Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such ABL Loan Party, would have accrued on any ABL Obligation, whether or not a claim is allowed against such ABL Loan Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, payments for early termination of ABL Hedging Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the ABL Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time; provided that if the aggregate principal amount of Revolving Credit Loans and Tranche A-1 Loans outstanding under the ABL Credit Agreement plus the aggregate Letter of Credit Outstandings under the ABL Credit Agreement exceeds the greater of (x) $~~2.5~~3.0 billion in the aggregate and (y) the ~~Tranche~~sum of (A~~-1~~) the Combined Borrowing Base ~~(~~and (B) the aggregate Incremental Availability (the greater of (x) and (y), the “Cap Amount”) (provided that when calculating the amount of the ~~Tranche A-1 Borrowing Base~~Incremental Availability for the purpose of the Cap Amount, the effect of any amendment, supplement or modification which expands or otherwise increases the scope of the assets that ~~comprise the underlying borrowing base under the ABL Credit Agreement~~are included in the calculation of Incremental Availability to include assets other than current assets (e.g. real property (other than real property of any ABL Loan Party located in Canada)) shall be excluded from such calculation), then only (1) that portion of Revolving Credit Loans, Tranche A-1 Loans and Letter of Credit Outstandings equal to the Cap Amount plus (2) interest on the Cap Amount, reimbursement obligations for Letter of Credit Outstandings included in the Cap Amount, payments for early termination of ABL Hedging Agreements, agreements governing Cash Management Services, fees, expenses, indemnification or other charges shall be included in the ABL Obligations for purposes of this Agreement until the Discharge of Term Obligations.
“ABL Recovery” shall have the meaning set forth in Section 5.3(a).
“ABL Secured Parties” shall mean “Secured Parties” as defined in the ABL Credit Agreement.
“ABL Security Agreement” shall mean the “Security Agreement” as defined in the ABL Credit Agreement.
“Access Period” means for each parcel of Real Property, the period, after the commencement of an Enforcement Period, which begins on the day that the ABL Agent provides the Shared Collateral Agents with an Enforcement Notice pursuant to Section 3.7(a) below and ends on the earliest of (i) the 120th day after the ABL Agent obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, the ABL Collateral located on such Real Estate following the Enforcement Period plus such number of days, if any, after the ABL Agent obtains such access to such ABL Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to ABL Collateral located on such Real Property, (ii) the date on which all or substantially all of the ABL Collateral located on such Real Estate is sold, collected or liquidated, or (iii) the date on which the Discharge of ABL Obligations occurs; provided that in no event shall the Access Period extend later than 210 days following the date of delivery of an Enforcement Notice to the ABL Agent by the Authorized Shared Collateral Agent plus such number of days, if any, after the ABL Agent obtains such access to such ABL Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to ABL Collateral located on such Real Estate.
“Additional Pari Passu Agent” shall mean each duly authorized representative of any holders of Additional Pari Passu Obligations which agent has executed a joinder agreement to this Agreement substantially in the form of Exhibit A (appropriately completed) and which is a party to the Additional Pari Passu Documents. Upon the execution of such joinder agreement, the Additional Pari Passu Agent shall succeed to all rights, benefits and obligations of the Additional Pari Passu Agent hereunder.

“Additional Pari Passu Agreement” shall mean the agreements, documents, joinders and instruments providing for or evidencing Additional Pari Passu Obligations and which are identified in a joinder agreement to this Agreement substantially in the form of Exhibit A executed by the relevant Additional Pari Passu Agent, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder as permitted by the Term Documents ~~and Notes Documents~~.
“Additional Pari Passu Security Agreement” shall mean the security agreement governing any Additional Pari Passu Obligations.
“Additional Pari Passu Collateral Documents” shall mean all “Security Documents” as defined in the Additional Pari Passu Agreement, including the Additional Pari Passu Security Agreement and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any Additional Pari Passu Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.
“Additional Pari Passu Documents” shall mean the Additional Pari Passu Agreement, the Additional Pari Passu Guarantees, the Additional Pari Passu Collateral Documents and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Loan Party or any of its respective Subsidiaries or Affiliates, and delivered to the Additional Pari Passu Agent, in connection with any of the foregoing or any Additional Pari Passu ~~Credit~~ Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.
“Additional Pari Passu Guarantees” shall mean the agreements of the Additional Pari Passu Guarantors to guarantee the payment and performance of obligations of any issuer or borrower pursuant to any Additional Pari Passu Agreement under the Additional Pari Passu Documents.
“Additional Pari Passu Guarantors” shall mean any Person who becomes a guarantor under any Additional Pari Passu Document.
“Additional Pari Passu Obligations” shall mean, to the extent permitted to be incurred by the terms of the Term Credit Agreement and the ~~Indenture~~ABL Credit Agreement and permitted by the terms of the Term Credit Agreement and the ABL Credit Agreement to be secured by the ABL Collateral on a pari passu basis with the Liens securing the Term Loan Obligations and secured by the Canadian Pledge Collateral on a pari passu basis with the Liens securing the Term Loan Obligations (other than Term Loan Obligations in respect of any Term B-4 Loans, which will, to the extent provided herein, be senior in priority), all obligations of every nature of each ~~Notes~~Term Loan Party from time to time owed to the Additional Pari Passu Agent, the Additional Pari Passu Secured Parties or any of them, under any Additional Pari Passu Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Additional Pari Passu Secured Party, would have accrued on any Additional Pari Passu Obligation, whether or not a claim is allowed against such ~~Notes~~Term Loan Party for such interest in the related bankruptcy proceeding), payments of fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the

Additional Pari Passu Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time; provided that no Additional Pari Passu Obligations shall be secured by any Secured Specified Real Property.
“Additional Pari Passu Parties” shall mean shall mean, collectively, each obligor in respect of any Additional Pari Passu Obligations, the Additional Pari Passu Guarantors and each other direct or indirect subsidiary or parent of such obligor or any of its affiliates that is or becomes a party to any Additional Pari Passu Document.
“Additional Pari Passu Secured Parties” shall mean the “Secured Parties” (or similar term) as defined in the Additional Pari Passu Agreement.
“Affiliate” shall mean, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.
“Agent(s)” means individually the ABL Agent and each Shared Collateral Agent and collectively means the ABL Agent and the Shared Collateral Agents.
“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.
“Authorized Representative” shall have the meaning set forth in Section 2.7.
“Authorized Shared Collateral Agent” has the meaning assigned to the term “Authorized Collateral Agent” in the Shared Collateral Intercreditor Agreement.
“Bank of America” shall have the meaning assigned to that term in the introduction to this Agreement.
“Bankruptcy Code” shall mean Title 11 of the United States Code.
“Borrower” shall mean the ABL Borrowers~~,~~ or the Term Borrower ~~or the Notes Issuer~~.
“Canadian Borrower” shall have the meaning assigned to that term in the recitals to this Agreement.
“Canadian Pledge Collateral” shall mean all of the following assets and property of the Loan Parties now owned or hereafter acquired, with respect to which a Lien is granted or purported to be granted as security for any ABL Obligations and as security for any Term Obligations:

(1)	65% of the voting Capital Stock and 100% of the non-voting Capital Stock of Toys “R” Us (Canada) Ltd. Toys “R” Us (Canada) Ltee; and

(2)	all stock certificates, dividends, distributions, rights and proceeds of or relating to the foregoing.

“Capital Stock” shall mean, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise Control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing.
“Cash Management Services” shall have the meaning provided in the ABL Credit Agreement as in effect on the date hereof.
“Combined Borrowing Base” shall mean the “Combined Borrowing Base” as defined in the ABL Credit Agreement.
“Control” shall mean the possession, directly or indirectly, of the power (a) to vote 50% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Control Collateral” shall mean any Shared Collateral consisting of any Certificated Security (as defined in Section 8-102 of the Uniform Commercial Code), Investment Property, Deposit Account, Instruments and any other Shared Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.
“Credit Documents” shall mean the ABL Documents, the Term Documents~~, the Notes Documents~~ and the Additional Pari Passu Documents (if any).
“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.
“DIP Financing” shall have the meaning set forth in Section 6.1(a).
“Discharge of ABL Obligations” shall mean (a) the payment in full in cash of all outstanding ABL Obligations excluding contingent indemnity obligations with respect to then unasserted claims but including, with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), the cancellation of such letters of credit or the delivery or provision of money or backstop letters of credit in respect thereof in compliance with the terms of any ABL Credit Agreement (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit) and (b) the termination of all commitments to extend credit under the ABL Documents.

“Discharge of Additional Pari Passu Obligations” shall mean the payment in full in cash of all outstanding Additional Pari Passu Obligations (other than contingent indemnity obligations with respect to then unasserted claims).
“Discharge of Term Obligations” shall mean the payment in full in cash of all outstanding Term Obligations (other than contingent indemnity obligations with respect to then unasserted claims).
~~“Discharge of Notes Obligations” shall mean the payment in full in cash of all outstanding Notes Obligations (other than contingent indemnity obligations with respect to then unasserted claims).~~
“Discharge of Shared Collateral Obligations” shall mean, collectively, the Discharge of Term Obligations~~, Discharge of Notes Obligations~~ and Discharge of Additional Pari Passu Obligations (if any).
“Enforcement Notice” shall mean a written notice delivered by the ABL Agent to the Shared Collateral Agents or from the Authorized Shared Collateral Agent to the ABL Agent, in either case, announcing that an Enforcement Period has commenced.
“Enforcement Period” shall mean the period of time following the receipt by either the ABL Agent or the Authorized Shared Collateral Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in the case of an Enforcement Period commenced by the Authorized Shared Collateral Agent, the Discharge of Shared Collateral Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, or (c) the date upon which the ABL Agent or the Authorized Shared Collateral Agent, terminate, or agree in writing to terminate, the Enforcement Period.
“Event of Default” shall mean an Event of Default under any ABL Credit Agreement, any Term Credit Agreement~~, any Indenture~~ or any Additional Pari Passu Agreement (if any).
“Excluded Specified Real Property” shall have the meaning assigned to such term in the Term Credit Agreement as in effect on the date hereof.
“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:
(a)    the taking by any Secured Party of any action to enforce or realize upon any Lien on ~~ABL~~Shared Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code;
(b)    the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien on ~~ABL~~Shared Collateral under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the ~~ABL~~Shared Collateral in satisfaction of a Lien;

(c)    the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the ~~ABL~~Shared Collateral or the Proceeds thereof;
(d)    the appointment of, or the application of a Secured Party for, a receiver, receiver and manager or interim receiver of all or part of the ~~ABL~~Shared Collateral;
(e)    the sale, lease, license, or other disposition of all or any portion of the ~~ABL~~Shared Collateral by private or public sale conducted by a Secured Party or any other means at the direction of a Secured Party permissible under applicable law;
(f)    the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code; or
(g)    the exercise by a Secured Party of any voting rights relating to any Capital Stock included in the ~~ABL~~Shared Collateral.
For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) the filing a proof of claim in bankruptcy court or seeking adequate protection, (ii) the exercise of rights by the ABL Agent upon the occurrence of a Cash Dominion Event (as defined in the ABL Credit Agreement), including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver proceeds of ABL Collateral to the ABL Agent (unless and until the ABL Lenders cease making Credit Extensions to the ABL Borrowers, in which event an Exercise of Secured Creditor Remedies shall be deemed to have occurred), (iii) the consent by a Secured Party to a sale or other disposition by any Loan Party of any of its assets or properties, (iv) the acceleration of all or a portion of the ABL Obligations or the Shared Collateral Obligations, (v) the reduction of advance rates or sub-limits by the ABL Agent and the ABL Lenders, or (vi) the imposition of reserves by the ABL Agent.
“Existing Intercreditor Agreement” shall have the meaning assigned to that term in the recitals to this Agreement.
“Foreign Subsidiary” shall have the meaning provided in the ABL Credit Agreement and the Term Credit Agreement as in effect on the date hereof.
“General Intangibles” shall have the meaning provided in the ABL Security Agreement and the Term Security Agreement as in effect on the date hereof.
“Geoffrey Collateral” ~~means those certain assets and property of Geoffrey, LLC described in the Shared Collateral~~shall have the meaning provided in the Term Security Agreement~~s~~ as in effect on the date hereof.
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” shall mean any of the ABL Guarantors~~,~~ or Term Guarantors ~~or Notes Guarantors~~.
“Incremental Availability” shall mean the “Incremental Availability” as defined in the ABL Credit Agreement.
“Indebtedness” shall have the meaning provided in the ABL Credit Agreement~~,~~ and the Term Credit Agreement ~~and Indenture~~ as in effect on the date hereof.
~~“Indenture” shall have the meaning assigned to that term in the recitals to this Agreement.~~
“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under United States Federal, State or foreign law, including the Bankruptcy Code.
“Intellectual Property Rights Agreement” shall mean the “Intellectual Property Rights Agreement” as defined in the ABL Credit Agreement as in effect on the date hereof.
“IntermediateCo Unsecured Guarantee” shall have the meaning provided in the Term Credit Agreement.
“Lender(s)” means individually the ABL Lenders or the Term Lenders and collectively means all of the ABL Lenders and the Term Lenders.
“Lien” shall have the meaning provided in the ABL Credit Agreement~~,~~ and the Term Credit Agreement ~~and the Indenture~~ as in effect on the date hereof.
“Lien Priority” shall mean with respect to any Lien of the ABL Agent, the ABL Lenders, the Shared Collateral Agents or the Shared Collateral Secured Parties (i) in the ABL Collateral, the order of priority of such Lien as specified in Section 2.1 and (ii) in the Canadian Pledge Collateral, the order of priority of such Lien as specified in Section 7.2.
“Loan Parties” shall mean the ABL Loan Parties and the Shared Collateral Secured Parties.
~~“Noteholder” means any Person in whose name a Note is registered.~~
~~“Notes” shall have the meaning assigned to that term in the recitals to this Agreement.~~
~~“Notes Agent” shall have the meaning assigned to that term in the introduction to this Agreement.~~

~~“Notes Collateral Documents” shall mean all “Security Documents” as defined in the Indenture, including the Notes Security Agreement and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any Indenture, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.~~
~~“Notes Documents” shall mean the Indenture, the Notes, the Notes Guarantees, the Notes Collateral Documents, those other ancillary agreements as to which the Notes Agent or any Noteholder is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Noteholder or any of its respective Subsidiaries or Affiliates, and delivered to the Notes Agent in connection with any of the foregoing or the Indenture, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.~~
~~“Notes Guarantors” shall mean the collective reference to Geoffrey Holdings, LLC, Toys Acquisition, LLC, TRU of Puerto Rico, Inc., TRU-SVC, LLC, Geoffrey, LLC, Geoffrey International, LLC and any other Person who becomes a guarantor under the Indenture.~~
~~“Notes Guarantee” shall mean the agreements of the Notes Guarantors to guarantee the payment and performance of the Notes Issuer’s obligations under the Notes Documents.~~
~~“Notes Issuer” shall mean Toys “R” Us-Delaware, Inc.~~
~~“Notes Parties” shall mean, collectively, the Notes Issuer, Notes Guarantors and each other direct or indirect subsidiary or parent of the Notes Issuer or any of its affiliates that is now or hereafter becomes a party to any Notes Document.~~
~~“Notes Obligations” shall mean all obligations of every nature of each Notes Party from time to time owed to the Notes Agent, the Noteholders or any of them, under any Notes Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Noteholder, would have accrued on any Notes Obligation, whether or not a claim is allowed against such Notes Party for such interest in the related bankruptcy proceeding), payments of fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Notes Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.~~
“~~Notes~~Non-Shared Collateral” means, collectively, the Geoffrey Collateral and the Secured ~~Parties” shall mean the “Secured Parties” as defined in the Notes Security Agreement~~Specified Real Property.
~~“Notes Security Agreement” shall mean the “Security Agreement” as defined in the Indenture.~~
“Party” shall mean the ABL Agent, the Term ~~Agent, the Notes~~ Agent or the Additional Pari Passu Agent (if any) and “Parties” shall mean the ABL Agent, the Term Agent~~, the Notes Agent~~ and the Additional Pari Passu Agent (if any).

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, ~~with respect to the ABL Collateral,~~ and (b) whatever is recoverable or recovered when any ~~ABL~~Shared Collateral or Non-Shared Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.
“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Real Property” shall mean any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property.
“Secured Parties” shall mean the ABL Secured Parties, the Term Secured Parties ,the Noteholders and the Additional Pari Passu Secured Parties (if any).
“Secured Specified Real Property” shall have the meaning set forth in Section 2.1(b).
“Shared Collateral” shall mean the ABL Collateral and the Canadian Pledge Collateral.
“Shared Collateral Agents” means ~~the Notes Agent,~~ the Term Agent and the Additional Pari Passu Agent (if any).
“Shared Collateral Documents” means, collectively, the Term Documents~~, the Notes Documents~~ and the Additional Pari Passu Documents (if any).
“Shared Collateral Enforcement Date” means the date which is 180 days after the occurrence of (i) an Event of Default (under and as defined in either the Term Credit Agreement~~, the Indenture~~ or any Additional Pari Passu Agreement) and (ii) the ABL Agent’s receipt of an Enforcement Notice from the applicable Authorized Shared Collateral Agent, provided that the Shared Collateral Enforcement Date shall be stayed and shall not occur (or be deemed to have occurred) (A) at any time the ABL Agent or the ABL Secured Parties have commenced and are diligently pursuing enforcement action against the ABL Collateral, (B) at any time that any Loan Party is then a debtor under or with respect to (or otherwise subject to) any Insolvency Proceeding, or (C) if the Event of Default under the applicable Shared Collateral Agreement is waived in accordance with the terms of such Shared Collateral Agreement.
“Shared Collateral Intercreditor Agreement” means that certain first lien intercreditor agreement dated as of ~~the date hereof~~August 24, 2010 among the Notes Agent, the Term Agent, the Additional Pari Passu Agent (if any), the Borrower and the Guarantors.
“Shared Collateral Loan Parties” shall mean, collectively, the ~~Notes~~Additional Pari Passu Parties and the Term Loan Parties.

“Shared Collateral Obligations” means, collectively, the Term ~~Loan Obligations, the Notes~~ Obligations and the Additional Pari Passu Obligations (if any).
“Shared Collateral Recovery” shall have the meaning set forth in Section 5.3(b).
“Shared Collateral Secured Parties” shall mean, collectively, the Term Secured Parties~~, the Notes Secured Parties~~ and the Additional Pari Passu Secured Parties.
“Shared Collateral Security Agreements” means, collectively~~, the Notes Security Agreement~~, Term Security Agreement and Additional Pari Passu Security Agreement (if any).
“Special Refinancing Indebtedness” shall have the meaning assigned to such term in the ABL Credit Agreement.
“Specified Real Property” shall have the meaning assigned to such term in the Term Credit Agreement as in the effect on the date hereof and shall include any Proceeds thereof.
“Springing Covenant” shall have the meaning assigned to such term in the Term Credit Agreement.
“Springing Covenant Trigger Date” shall have the meaning assigned to such term in the Term Credit Agreement.
“Subsidiary” shall mean with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which Capital Stock representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Term Agent” shall have the meaning assigned to that term in the introduction to this Agreement.
“Term B-4 Lenders” shall have the meaning assigned to such term in the Term Credit Agreement.
“Term B-4 Loans” shall have the meaning assigned to such term in the Term Credit Agreement.
“Term Borrower” shall have the meaning assigned to that term in the introduction to this Agreement.
“Term Collateral Documents” shall mean all “Security Documents” as defined in the Term Credit Agreement, including the Term Security Agreement and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any Term Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Term Credit Agreement” shall mean the Term Credit Agreement and any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Term Obligations, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.
“Term Documents” shall mean the Term Credit Agreement, the Term Guaranties, the Term Collateral Documents, any Term Hedging Agreements between any Term Loan Party and any Term Hedging Affiliate, those other ancillary agreements as to which the Term Agent or any Term Lender is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Term Loan Party or any of its respective Subsidiaries or Affiliates, and delivered to the Term Agent, in connection with any of the foregoing or any Term Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.
“Term Guarantors” shall mean the collective reference to Geoffrey Holdings, LLC, Toys Acquisition, LLC, TRU of Puerto Rico, Inc., TRU-SVC, LLC, Geoffrey, LLC, Geoffrey International, LLC and any other Person who becomes a guarantor under the Term Guaranty.
“Term Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement.
“Term Hedging Affiliate” shall mean any Term Lender or any Affiliate of any Term Lender that has entered into an Term Hedging Agreement with a Term Loan Party with the obligations of such Term Loan Party thereunder being secured by one or more Term Collateral Documents by an Term Loan Party.
“Term Hedging Agreement” shall mean any “Hedging Agreement” as defined in the Term Credit Agreement.
“Term Lenders” shall have the meaning assigned to the term “Lenders” (or any similar term) in any Term Credit Agreement.
“Term Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.
“Term Obligations” shall mean all obligations of every nature of each Term Loan Party from time to time owed to the Term Agent, the Term Lenders or any of them, under any Term Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Term Loan Party, would have accrued on any Term Obligation, whether or not a claim is allowed against such Term Loan Party for such interest in the related bankruptcy proceeding), payments for early termination of Term Hedging Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Term Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
“Term Secured Parties” shall mean the “Secured Parties” as defined in the Term Credit Agreement.

“Term Security Agreement” shall mean the “Security Agreement” as defined in the Term Credit Agreement.
“Tranche A Borrowing Base” shall mean the “Tranche A Borrowing Base” as defined in the ABL Credit Agreement.
~~“Tranche A-1 Borrowing Base” shall mean the “Tranche A-1 Borrowing Base” as defined in the ABL Credit Agreement.~~
“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
“Use Period” means the period, after the commencement of an Enforcement Period, which begins on the day that the ABL Agent provides the Term Agent with an Enforcement Notice and ends on the 210th day thereafter, plus such number of days, if any, during which any stay or other order that prohibits any of the ABL Agent or the other ABL Secured Parties (with the consent of the ABL Agent) from commencing and continuing to Exercise Any Secured Creditor Remedies or to liquidate and sell the ABL Collateral has been entered by a court of competent jurisdiction.
Section 1.3    Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation, or in such other manner as may be approved by the requisite holders or representatives in respect of such obligation.
ARTICLE 2
LIEN PRIORITY
Section 2.1    Priority of Liens.
(a)    Subject to the proviso in subclause (b) of Section 4.1, notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any Liens granted to the ABL Agent or the ABL Lenders in respect of all or any portion of the ABL Collateral or of any Liens granted to the Shared Collateral Agents or the Shared Collateral Secured Parties in respect of all or any portion of the ABL Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent or the Shared Collateral Agents (or ABL Lenders or the Shared Collateral Secured Parties) in any ABL Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of the ABL Documents or the Shared Collateral Documents, or (iv) whether the ABL Agent or the Shared Collateral Agents, in each case, either directly or through agents, hold possession of, or have control over, all or any part of the ABL Collateral, the ABL Agent, on behalf of itself and the ABL Lenders, and the Shared Collateral Agent, on behalf of the applicable Shared Collateral Secured Parties, hereby agrees that prior to the Discharge of ABL Obligations:
(1)    any Lien in respect of all or any portion of the ABL Collateral now or hereafter held by or on behalf of the Shared Collateral Agents or any Shared Collateral Secured Party that secures all or any portion of the Shared Collateral Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Agent and the ABL Lenders on the ABL Collateral; ~~and~~
(2)    any Lien in respect of all or any portion of the ABL Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Lender that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to the Shared Collateral Agents or any Shared Collateral Secured Party on the ABL Collateral~~.~~; and
(b)    The ABL Agent, for and on behalf of itself and the ABL Secured Parties, acknowledges and agrees that, (i) the Shared Collateral Agents, for the benefit of the Shared Collateral Secured Parties, have been granted Liens upon all of the ~~ABL~~Shared Collateral in which the ABL Agent has been granted Liens and the ABL Agent hereby consents thereto ~~and~~, (ii) the Shared Collateral Agents, for and on behalf of themselves and the Shared Collateral Secured Parties, have been granted first priority Liens in the Geoffrey Collateral and neither the ABL Agent nor the ABL Secured Parties shall have a Lien on or a security interest in the Geoffrey Collateral and (iii) after the Springing Covenant Trigger Date, pursuant to the terms of the Springing Covenant, the Term Agent, for the benefit of the Term B-4 Lenders, will be granted a first priority Lien upon the Specified Real Property (other than any Excluded Specified Real Property) (after the Springing Covenant Trigger Date, such Specified Real Property on which a Lien has been granted to the Term Agent for the benefit of the Term B-4 Lenders, the “Secured Specified Real Property”) and neither the ABL Agent, the ABL Secured Parties or any other Shared Collateral Secured Parties shall have a Lien on or a security interest in the Secured Specified Real Properties. The subordination of Liens by the Shared Collateral Agents in favor of the ABL Agent as set forth herein shall not be deemed to subordinate the Shared Collateral Agents’ respective Liens on the ABL Collateral to the Liens of any other Person.

(c)    The relative rights and obligations of the ABL Agent and the Shared Collateral Agents (or the ABL Lenders and the Shared Collateral Secured Parties) under this Agreement with respect to the Liens on the Canadian Pledge Collateral shall be determined in accordance with Article 7 of this Agreement.

Section 2.2    Waiver of Right to Contest Liens. Each of ABL Agent, on behalf of the ABL Secured Parties and the Shared Collateral Agents, on behalf of the Shared Collateral Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent and the ABL Secured Parties in respect of the ABL Collateral or Liens of the Shared Collateral Agents and the Shared Collateral Secured Parties in respect of the ~~ABL~~Shared Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the Shared Collateral Agents, on behalf of the Shared Collateral Secured Parties, agrees that none of the Shared Collateral Agents or the Shared Collateral Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Secured Party under the ABL Documents with respect to the ABL Collateral. Except to the extent expressly set forth in this Agreement, the Shared Collateral Agents, on behalf of the Shared Collateral Secured Parties, hereby waive any and all rights they or the Shared Collateral Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Secured Party seeks to enforce its Liens in any ABL Collateral. The foregoing shall not be construed to prohibit the Shared Collateral Agents from enforcing the provisions of this Agreement as to the relative priority of the parties hereto. In addition, for the avoidance of doubt, the ABL Agent, on behalf of the ABL Secured Parties, further agrees that it has no, and will not have, Liens on any of the ~~Geoffrey~~Non-Shared Collateral and as such, it shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Shared Collateral Agents and the Shared Collateral Secured Parties in respect of the ~~Geoffrey~~Non-Shared Collateral.

Section 2.3    Remedies Standstill.
(a)    The Shared Collateral Agents, on behalf of the Shared Collateral Secured Parties, agree that, from the date hereof until the earlier of (i) the Shared Collateral Enforcement Date, or (ii) the date upon which the Discharge of ABL Obligations shall have occurred, neither the Shared Collateral Agents nor any Shared Collateral Secured Party will Exercise Any Secured Creditor Remedies with respect to any of the ABL Collateral without the written consent of the

ABL Agent and the Required Lenders (as defined in the ABL Credit Agreement), and will not take, receive or accept any Proceeds of the ABL Collateral. From and after the earlier of (i) the Shared Collateral Enforcement Date or (ii) the date upon which the Discharge of ABL Obligations shall have occurred, the Shared Collateral Agents or any Shared Collateral Secured Party may Exercise Any Secured Creditor Remedies under the Shared Collateral Documents or applicable law as to any ABL Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any ABL Collateral by the Shared Collateral Agents is at all times subject to the provisions of this Agreement, including Section 4.1 hereof.
(b)    Notwithstanding the provisions of Section~~s~~ 2.3(a) or any other provision of this Agreement, prior to the Discharge of ABL Obligations, nothing contained herein shall be construed to prevent (i) the Shared Collateral Agents or any Shared Collateral Secured Party from filing a claim or statement of interest with respect to the Shared Collateral Obligations owed to it in any Insolvency Proceeding commenced by or against any Loan Party, (ii) take any action (not adverse to the priority status of the Liens of the ABL Agent or ABL Secured Parties on the ABL Collateral in which the ABL Agent or ABL Secured Parties have a priority Lien or the rights of the ABL Agent or any of the ABL Secured Parties to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any ABL Collateral, (iii) file any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of the Shared Collateral Agents or Shared Collateral Secured Parties, (iv) file any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Loan Parties arising under any Insolvency Proceeding or applicable non-bankruptcy law, (v) vote on any plan of reorganization or file any proof of claim in any Insolvency Proceeding of any Loan Party, or (vi) object to the proposed retention of ABL Collateral by the ABL Agent or any ABL Secured Party in full or partial satisfaction of any ABL Obligations due to the ABL Agent or ABL Secured Parties, in each case (i) through (iv) and (vi) above to the extent not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall prevent the Authorized Shared Collateral Agent, on behalf of the Shared Collateral Secured Parties, from the Exercise of Secured Creditor Remedies with respect to the ~~Geoffrey~~Non-Shared Collateral, ~~other than~~subject to the provisions set forth in Sections 3.6 and 3.7.
Section 2.4    Exercise of Rights.
(a)    No Other Restrictions. Except as expressly set forth in this Agreement, each of the Shared Collateral Agents, each Shared Collateral Secured Party, the ABL Agent and each ABL Secured Party shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to the Exercise of Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the ~~ABL~~Shared Collateral shall be subject to the Lien Priority and to the provisions of this Agreement, including Sections 2.3 ~~and~~, 4.1, 7.3 and 7.4 hereof. The ABL Agent may enforce the provisions of the ABL Documents, the Shared Collateral Agents may enforce the provisions of the Shared Collateral Documents and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and mandatory provisions of applicable law; provided, however, that (i) prior to the Discharge of ABL Obligations and solely in the case of an Exercise of Secured Creditor Remedies with respect to any ABL Collateral, the ABL Agent, and in the event of a Shared Collateral Enforcement Date, the Shared Collateral Agents, agree to provide to the other (x) an Enforcement Notice prior to the commencement of an Exercise Any Secured Creditor Remedies with respect to the ABL Collateral and (y) copies of any notices that it is required under applicable law to deliver to any Loan Party; provided, further, however, that the ABL Agent’s failure to provide any such copies to the Shared Collateral Agents (but not the Enforcement Notice) shall not impair any of the ABL Agent’s rights hereunder or under any of the ABL Documents and the Shared Collateral Agents’ failure to provide any such copies to the ABL Agent (but not the Enforcement Notice) shall not impair any of the Shared Collateral Agents’ rights hereunder or under any of the Shared Collateral Documents and (ii) prior to the Discharge of Shared Collateral Obligations and solely in the case of an Exercise of Secured Creditor Remedies with respect to any Canadian Pledge Collateral, the Shared Collateral Agents, and in the event of an ABL Enforcement Date, the ABL Agent, agree to provide to the other (x) an Enforcement Notice prior to the commencement of an Exercise Any Secured Creditor Remedies with respect to the Canadian Pledge Collateral and (y) copies of any notices that it is required under applicable law to deliver to any Loan Party; provided, further, however, that any Shared Collateral Agent’s failure to provide any such copies to the ABL Agent (but not the Enforcement Notice) shall not impair any of such Shared Collateral Agent’s rights hereunder or under any of the Shared Collateral Documents and the ABL Agent’s failure to provide any such copies to the Shared Collateral Agents (but not the Enforcement Notice) shall not impair any of the ABL Agent’s rights hereunder or under any of the ABL Documents. Each of the Shared Collateral Agents, each Shared Collateral Secured Party, the ABL Agent and each ABL Secured Party agrees (i) that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding, or any other claim, in the case of the Shared Collateral Agents and each Shared Collateral Secured Party, against either the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each other ABL Secured Party, against either the Shared Collateral Agents or any other Shared Collateral Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the ~~ABL~~Shared Collateral which is consistent with the terms of this Agreement, and none of such Parties shall be liable for any such action taken or omitted to be taken, or (ii) it will not be a petitioning creditor or otherwise assist in the filing of an involuntary Insolvency Proceeding.
(b)    Release of Liens. In the event of any private or public sale of all or any portion of the ABL Collateral (other than in connection with a refinancing as described in Section 5.2(d)) permitted by the ABL Documents or consented to by the requisite ABL Lenders, the Shared Collateral Agents agree, on behalf of the Shared Collateral Secured Parties that such sale will be free and clear of the Liens on such ABL Collateral securing the Shared Collateral Obligations, and the Shared Collateral Agents’ and the Shared Collateral Secured Parties’ Liens with respect to the ABL Collateral so sold, transferred, disposed or released shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the ABL Secured Parties’ Liens on such ABL Collateral; provided that in the case of a disposition in connection with an Exercise of Secured Creditor Remedies with respect to ABL Collateral, any Proceeds thereof not applied to repay ABL Obligations shall be subject to the Liens securing the Shared Collateral Obligations and shall be applied pursuant to this Agreement and the Shared Collateral Intercreditor Agreement. In furtherance of, and subject to, the foregoing, the Shared Collateral Agents agree that they will promptly execute any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith. Each Shared Collateral Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Shared Collateral Agent and in the name of such Shared Collateral Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
Section 2.5    No New Liens. Prior to the Discharge of ABL Obligations, the parties hereto agree that the Borrower shall not, and shall not permit any other Loan Party to grant or permit any additional Liens on any ~~ABL~~Property (other than Non-Shared Collateral) to secure the ~~Shared Collateral~~Term Obligations unless it has granted or concurrently grants a Lien on such ~~ABL~~Property (other than Non-Shared Collateral) to secure the ABL Obligations or grant or permit any additional Liens on any ~~asset or p~~Property to secure any ABL Obligations (other than ~~assets or p~~Property owned by any ABL Loan Party organized in Canada) unless it has granted or concurrently grants a Lien on such ~~ABL Collateral~~Property to secure the ~~Shared Collateral~~Term Obligations. If any Loan Party shall (nonetheless and in breach hereof) permit any Lien on any ~~ABL Collateral securing any ABL Obligation~~ Property (other than ~~assets or p~~Property owned by any ABL Loan Party organized in Canada) securing any ABL Obligation which assets are not also subject to the Lien of the Shared Collateral Agents under the Shared Collateral Documents, subject to the Lien Priority set forth herein, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party, any ABL Borrower or any ABL Guarantor, and notwithstanding anything to the contrary in any other ABL Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the Shared Collateral Agents as security for the Shared Collateral Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Shared Collateral Agents in writing of the existence of such Lien.
Section 2.6    Waiver of Marshalling. Prior to the Discharge of ABL Obligations, the Shared Collateral Agents, on behalf of the Shared Collateral Secured Parties, agree not to assert and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Collateral or any other similar rights a junior secured creditor may have under applicable law~~.~~ with respect to the ABL Collateral. Prior to the Discharge of Term Obligations, the ABL Agent, on behalf of the ABL Secured Parties, agrees not to assert and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Canadian Pledge Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the Canadian Pledge Collateral.

Section 2.7    Refinancings. The ABL Obligations and any series of Shared Collateral Obligations may be refinanced, in whole or in part, in each case, in accordance with the terms of the ABL Documents and the Shared Collateral Documents, as applicable, including a refinancing with the incurrence of Special Refinancing Indebtedness, and without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any ABL Document or Shared Collateral Document) of the ABL Secured Parties or any Shared Collateral Secured Parties, all without affecting the priorities provided for herein or the other provisions hereof; provided that (i) the authorized representative of the holders of any such refinancing indebtedness (the “Authorized Representative”) shall have executed a joinder agreement on behalf of the holders of such refinancing indebtedness substantially in the form of Exhibit A hereto and (ii) such refinancing indebtedness may provide for a lien that is junior in priority to the Lien Priorities provided for herein.
Section 2.8    Junior Indebtedness. The Parties hereto hereby agree that the Borrower may incur Indebtedness that is junior in priority to the Lien Priorities provided for herein (in accordance with the terms of the ABL Documents and the Shared Collateral Documents, as applicable), to the extent permitted in the ABL Credit Agreement, without notice to, or the consent of the ABL Agent, the ABL Lenders, the Shared Collateral Agents or the Shared Collateral Secured Parties, as the case may be, and upon any such incurrence, the Parties hereto hereby authorize the Agents to make technical amendments to this Agreement in order to effectuate the foregoing.
ARTICLE 3
ACTIONS OF THE PARTIES
Section 3.1    Certain Actions Permitted. The Shared Collateral Agents and the ABL Agent may make such demands or file such claims in respect of the Shared Collateral Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Except as provided in Section 5.2, nothing in this Agreement shall prohibit the receipt by the Shared Collateral Agents or any Shared Collateral Secured Party of the required payments of interest, principal and other amounts owed in respect of the Shared Collateral Obligations so long as such receipt is not the direct or indirect result of the exercise by the Shared Collateral Agents or any Shared Collateral Secured Party of rights or remedies as a secured creditor (including set-off with respect to the ABL Collateral) or enforcement, in each case with respect to ABL Collateral, in contravention of this Agreement of any Lien held by any of them.
Section 3.2    Agent for Perfection. Prior to the Discharge of ABL Obligations, the ABL Agent, for and on behalf of itself and each ABL Secured Party, and the Shared Collateral Agents, for and on behalf of themselves and each Shared Collateral Secured Party, as applicable, each agree to hold all ~~ABL~~Control Collateral in their respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as agent for the other solely for the purpose of perfecting the security interest granted to each in such ~~ABL~~Control Collateral, subject to the terms and conditions of this Section 3.2. In addition, the ABL Agent expressly agrees to act as agent for the benefit of the Shared Collateral Agents and the Shared Collateral Secured Parties under each control agreement or blocked account agreement with respect to any Deposit Accounts and Securities Accounts of a Loan Party constituting ABL Collateral. None of the ABL Agent, the ABL Secured Parties, the Shared Collaterals Agent, or the Shared Collateral Secured Parties, as applicable, shall have any obligation whatsoever to the others to assure that the ~~ABL~~Control Collateral is genuine or owned by any Loan Party or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent and the Shared Collateral Agents under this Section 3.2 are and shall be limited solely to holding or maintaining control of the ~~ABL~~Control Collateral as agent for the other Party for purposes of perfecting the Lien held by the Shared Collateral Agents or the ABL Agent, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Shared Collateral Agents, the Shared Collateral Secured Parties, or any other Person. The Shared Collateral Agents are not and shall not be deemed to be a fiduciary of any kind for the ABL Agent, the ABL Secured Parties, or any other Person. Prior to the Discharge of ABL Obligations, in the event that any Shared Collateral Agent or any Shared Collateral Secured Party receives any ABL Collateral or Proceeds of the ABL Collateral in violation of the terms of this Agreement, then such Shared Collateral Agent or such Shared Collateral Secured Party shall promptly pay over such Proceeds or ABL Collateral to the ABL Agent, in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 4.1 of this Agreement. Prior to the Discharge of Term Obligations, in the event that the ABL Agent or any ABL Secured Party or any Additional Pari Passu Agent or any Additional Pari Passu Secured Party receives any Canadian Pledge Collateral or Proceeds of the Canadian Pledge Collateral in violation of the terms of this Agreement, then the ABL Agent or such ABL Secured Party or the Additional Pari Passu Agent or such Additional Pari Passu Secured Party, as applicable, shall promptly pay over such Proceeds or Canadian Pledge Collateral to the Term Agent, in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 7.4 of this Agreement.
Section 3.3    [Reserved].
Section 3.4    Insurance. Proceeds of ABL Collateral include insurance proceeds of such ABL Collateral and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent and the Shared Collateral Agents shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the ~~ABL~~Shared Collateral. Prior to the Discharge of ABL Obligations and solely with respect to insurance proceeds of ABL Collateral, the ABL Agent shall have the sole and exclusive right, as against the Shared Collateral Agents, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of the ABL Collateral. Prior to the Discharge of ABL Obligations, all proceeds of such insurance shall be remitted for application in accordance with the provisions of Section 4.1 of this Agreement. Prior to the Discharge of Term Obligations and solely with respect to insurance proceeds of Canadian Pledge Collateral, the Term Agent shall have the sole and exclusive right, as against the ABL Agent and any Additional Pari Passu Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of the Canadian Pledge Collateral. Prior to the Discharge of Term Obligations, all proceeds of such insurance shall be remitted for application in accordance with the provisions of Section 7.4 of this Agreement.
Section 3.5    No Additional Rights for the Loan Parties Hereunder. Except as provided in Section 3.6, if any ABL Secured Party or Shared Collateral Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Loan Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or Shared Collateral Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Shared Collateral Secured Party.
Section 3.6    Geoffrey Collateral.
(a)    Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, in the event of any liquidation of the ABL Collateral (or any other Exercise of Secured Creditor Remedies by the ABL Agent) and whether or not the Shared Collateral Agents or any other Shared Collateral Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies of the Shared Collateral Agents, the ABL Agent or any other Person (including any Loan Party) acting with the consent, or on behalf, of the ABL Agent, shall have the right to use the Geoffrey Collateral in order to complete a production run of Inventory involving, take possession of, move, prepare and advertise for sale, to sell (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in the Borrowers’ and Guarantors’ business), store or otherwise deal with the ABL Collateral, in each case without notice to, the involvement of or interference by any Shared Collateral Secured Party or liability to any Shared Collateral Secured Party for a period, (i) in the case of Geoffrey Collateral that is subject to a license agreement (including the Intellectual Property Rights Agreement), the period described in such license agreement and (ii) otherwise, the Use Period. Prior to the Discharge of ABL Obligations, the Shared Collateral Agents agree not sell, assign or otherwise transfer the Geoffrey Collateral, (i) in the case of Geoffrey Collateral that is subject to a license agreement (including the Intellectual Property Rights Agreement), prior to the expiration of the period described in such license agreement and (ii) otherwise, prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.6. Subject only to the foregoing provisions of this Section 3.6, nothing in this Agreement shall impair the Shared Collateral Agents’ and the Shared Collateral Secured Parties’ rights and Liens on the Geoffrey Collateral.
(b)    The ABL Agent and the ABL Secured Parties shall not be obligated to pay any amounts to the Shared Collateral Agents or the Shared Collateral Secured Parties (or any person claiming by, through or under the Shared Collateral Secured Parties, including any purchaser of the Geoffrey Collateral) or to the Loan Parties, for or in respect of the use by the ABL Agent and the ABL Secured Parties of the Geoffrey Collateral and none of the ABL Agent or the ABL Secured Parties shall be obligated to secure, protect, insure or repair any such Geoffrey Collateral (other than for damages caused by the ABL Agent, the ABL Secured Parties or their respective employees, agents and representatives). The ABL Agent and the ABL Secured Parties shall not have any liability to the Shared Collateral Agents or the Shared Collateral Secured Parties (or any person claiming by, through or under the Shared Collateral Agents or the Shared Collateral Secured Parties, including any purchaser of the Geoffrey Collateral) as a result of any condition on or with respect to the Geoffrey Collateral other than those arising from the gross negligence or willful misconduct of the ABL Agent, the ABL Secured Parties or their respective employees, agents and representatives, and the ABL Agent and the ABL Secured Parties shall have no duty or liability to maintain the Geoffrey Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Agent and the ABL Secured Parties.
Section 3.7    Access Rights.
(a)    Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, (i) in the event of any liquidation of the ABL Collateral (or any other Exercise Any Secured Creditor Remedies by the ABL Agent) and whether or not the Authorized Shared Collateral Agent or any other Shared Collateral Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies of the Shared Collateral Agents, and (ii) if the Shared Collateral Agents have obtained a first priority Lien on or control of any Real Property where any ABL Collateral is located, then the ABL Agent or any other Person (including any Loan Party) acting with the consent, or on behalf, of the ABL Agent, shall have the right to access such Real Property in order to assemble, inspect, copy or download information stored on, take actions to perfect its Lien on, complete a production run of Inventory involving, take possession of, move, prepare and advertise for sale, sell (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in the Borrowers’ and Guarantors’ business), store or otherwise deal with the ABL Collateral, in each case without notice to, the involvement of or interference by any Shared Collateral Secured Party or liability to any Shared Collateral Secured Party for a period not to exceed the Access Period. Prior to the Discharge of ABL Obligations, the Shared Collateral Agents agree not sell, assign or otherwise transfer such Real Property prior to the Access Period, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.7. Subject only to the foregoing provisions of this Section 3.7, nothing in this Agreement shall impair the Shared Collateral Agents’ and the Shared Collateral Secured Parties’ rights and Liens on such Real Property.
(b)    The ABL Agent and the ABL Secured Parties shall not be obligated to pay any amounts to the Shared Collateral Agent or the Shared Collateral Secured Parties (or any person claiming by, through or under the Shared Collateral Secured Parties, including any purchaser of such Real Property) or to the Loan Parties, for or in respect of the use by the ABL Agent and the ABL Secured Parties of the Real Property and none of the ABL Agent or the ABL Secured Parties shall be obligated to secure, protect, insure or repair any such Real Property (other than for damages caused by the ABL Agent, the ABL Secured Parties or their respective employees, agents and representatives). The ABL Agent and the ABL Secured Parties shall not have any liability to the Shared Collateral Agents or the Shared Collateral Secured Parties (or any person claiming by, through or under the Shared Collateral Agents or the Shared Collateral Secured Parties, including any purchaser of the Real Property) as a result of any condition on or with respect to such Real Property other than those arising from the gross negligence or willful misconduct of the ABL Agent, the ABL Secured Parties or their respective employees, agents and representatives, and the ABL Agent and the ABL Secured Parties shall have no duty or liability to maintain the Real Property in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Agent and the ABL Secured Parties.

ARTICLE 4
APPLICATION OF PROCEEDS
Section 4.1    Application of Proceeds.
(a)    Revolving Nature of ABL Obligations. The Shared Collateral Agents, on behalf of the Shared Collateral Secured Parties, expressly acknowledge and agree that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any ABL Collateral or the release of any Lien by the ABL Agent upon any portion of the ABL Collateral in connection with a permitted disposition by the ABL Loan Parties under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Shared Collateral Secured Parties and without affecting the provisions hereof; and (iii) all ABL Collateral received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Lender) commences the Exercise of Secured Creditor Remedies, all amounts received by the ABL Agent or any ABL Lender in respect of any ABL Collateral shall be applied as specified in this Section 4.1. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Shared Collateral Obligations, or any portion thereof.
(b)    Application of Proceeds of ABL Collateral. Prior to the Discharge of ABL Obligations, the ABL Agent and the Shared Collateral Agents hereby agree that all ABL Collateral and all Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the ABL Collateral shall be applied, first, to the payment of costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies, second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred, third, to the payment of the ~~Shared Collateral~~Term Obligations in accordance with the ~~Shared Collateral~~Term Documents until the Discharge of Term Obligations shall have occurred, and fourth, the balance, if any, to the Loan Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;
provided that in the event any Shared Collateral Agent receives, in connection with an Insolvency Proceeding, any Proceeds of any ABL Collateral and the Lien granted in favor of the ABL Agent or the ABL Secured Parties in respect of such ABL Collateral has been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction and the provisions of Section 5.3 would not be effective, the such proceeds received by such Shared Collateral Agent with respect to the ABL Collateral subject to avoidance, subordination or invalidation shall be applied, to the extent permitted under applicable law, to the payment of the Shared Collateral Obligations in accordance with the Shared Collateral Documents.
(c)    Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the Shared Collateral Agents or to any Shared Collateral Secured Party, regarding the adequacy of any Proceeds of ABL Collateral or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that and sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.
(d)    Turnover of ~~ABL~~Shared Collateral After Discharge. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Shared Collateral Agents or shall execute such documents as the Shared Collateral Agents may reasonably request (at the expense of the Term Borrower ~~and Notes Issuer~~) to enable the Shared Collateral Agents to have control over any ABL Collateral still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Shared Collateral Obligations, the applicable Shared Collateral Agent shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request (at the expense of the Term Borrower) to enable the ABL Agent to have control over any Canadian Pledge Collateral still in such Shared Collateral Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.
Section 4.2    Application of Proceeds In Respect of the IntermediateCo Unsecured Guarantee. Notwithstanding anything to the contrary in this Agreement, any Additional Pari Passu Document, any ABL Document or the Term Credit Agreement, the parties hereto hereby agree (other than clauses (ii) and (iii) solely with respect to the ABL Agent for which such clauses shall not apply) that any payments made by the Term Borrower to the Term Agent in respect of (i) the IntermediateCo Unsecured Guarantee, (ii) any mandatory prepayment events set forth in Section 2.03(j) of the Term Credit Agreement (including a sale of Secured Specified Real Property after the Springing Covenant Trigger Date), (iii) remedies pursuant to the proviso to Section 8.02 of the Term Credit Agreement, or (iv) remedy event interest payments set forth in the Term B-4 Joinder Agreement, in each case, shall be paid solely to the Term B-4 Lenders to repay the Term B-4 Loans and, for the avoidance of doubt, shall not be paid to any other Term Secured Parties or any ABL Secured Party or any Additional Pari Passu Secured Party.

Section ~~4.2~~4.3    Specific Performance. Each of the ABL Agent and each Shared Collateral Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Loan Party shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Agent, on behalf of the ABL

Secured Parties, and the Shared Collateral Agents, on behalf of the applicable Shared Collateral Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.
ARTICLE 5
INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS
Section 5.1    Notice of Acceptance and Other Waivers.
(a)    All ABL Obligations at any time made or incurred by any ABL Loan Party shall be deemed to have been made or incurred in reliance upon this Agreement, and the Term Agent, on behalf of the Term Secured Parties, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Secured Parties of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Shared Collateral Obligations at any time made or incurred by any Shared Collateral Loan Party shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of the ABL Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the Shared Collateral Agents or any Shared Collateral Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Shared Collateral Obligations.
(b)    None of the ABL Agent, any ABL Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the ABL Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any ABL Collateral or Proceeds thereof or to take any other action whatsoever with regard to the ABL Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Secured Party honors (or fails to honor) a request by any ABL Borrower for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether or not the ABL Agent or any ABL Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Shared Collateral Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Secured Party shall have any liability whatsoever to the Shared Collateral Agents or any Shared Collateral Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Agent and the ABL Secured Party shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Shared Collateral Agents or any of the Shared Collateral Secured Parties have in the ABL Collateral, except as otherwise expressly set forth in this Agreement. The Shared Collateral Agents, on behalf of the Shared Collateral Secured Parties, agree that neither the ABL Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the ABL Collateral or Proceeds thereof, pursuant to the ABL

Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.
(c)    None of the Shared Collateral Agents, any Shared Collateral Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Canadian Pledge Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Canadian Pledge Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Canadian Pledge Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. The Shared Collateral Agent and the Shared Collateral Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any Shared Collateral Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any of the ABL Secured Parties have in the Canadian Pledge Collateral, except as otherwise expressly set forth in this Agreement. The ABL Agent, on behalf of the ABL Secured Parties, agrees that no Shared Collateral Agent nor any Shared Collateral Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Canadian Pledge Collateral or Proceeds thereof, pursuant to the Shared Collateral Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.
Section 5.2    Modifications to ABL Documents and Shared Collateral Documents.
(a)    The Shared Collateral Agents, on behalf of the Shared Collateral Secured Parties, hereby agree that, without affecting the obligations of the Shared Collateral Agent and the Shared Collateral Secured Parties hereunder, the ABL Agent and the ABL Lenders may, at any time and from time to time, in their sole discretion without the consent of or notice to the Shared Collateral Agents or any Shared Collateral Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Shared Collateral Agent or any Shared Collateral Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Documents in any manner whatsoever, including, without limitation, to:
(i)    change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the ABL Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the ABL Obligations or any of the ABL Documents;
(ii)    subject to Section 2.5, retain or obtain a Lien on any Property of any Person to secure any of the ABL Obligations, and in connection therewith to enter into any additional ABL Documents;
(iii)    amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the ABL Obligations;

(iv)    release its Lien on any ~~ABL~~Shared Collateral or other Property;
(v)    exercise or refrain from exercising any rights against any Loan Party or any other Person;
(vi)    subject to Section 2.5, retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Obligations; and
(vii)    otherwise manage and supervise the ABL Obligations as the ABL Agent shall deem appropriate;
provided, however, that no such amendment, supplement or modification shall (x) in the case of the Tranche A Borrowing Base, result in increasing the “Inventory Advance Rate” thereunder to more than 95% and (y) in the case of the ~~Tranche A-1 Borrowing Base~~Incremental Availability, result in increasing the “Inventory Advance Rate” thereunder to more than 100%.
(b)    The ABL Agent, on behalf of the ABL Secured Parties, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Secured Parties hereunder, the Shared Collateral Agents and the Shared Collateral Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the ABL Agent or any ABL Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Shared Collateral Documents in any manner whatsoever, including, without limitation, to:
(i)    change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Shared Collateral Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Shared Collateral Obligations or any of the Shared Collateral Documents;
(ii)    subject to Section 2.5, retain or obtain a Lien on any Property of any Person to secure any of the Shared Collateral Obligations, and in connection therewith to enter into any additional Shared Collateral Documents;
(iii)    amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Shared Collateral Obligations;
(iv)    exercise or refrain from exercising any rights against Loan Party or any other Person;
(v)    subject to Section 2.5, retain or obtain the primary or secondary obligation of any other Person with respect to any of the Shared Collateral Obligations;
(vi)    release its Lien on any ~~ABL~~Shared Collateral, Non-Shared Collateral or other Property and take any action in respect of any of the Non-Shared Collateral; and

(vii)    otherwise manage and supervise the Shared Collateral Obligations as the Shared Collateral Agents shall deem appropriate.
(c)    No consent furnished by the ABL Agent or the Shared Collateral Agents pursuant to Sections 5.2(a) or 5.2(b) hereof shall be deemed to constitute the modification or waiver of any provisions of the ABL Documents or the Shared Collateral Documents, each of which remain in full force and effect as written.
(d)    The ABL Obligations and each of the Shared Collateral Obligations may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any ABL Document or any Shared Collateral Document) of the ABL Agent, the ABL Lenders, the Shared Collateral Agents or the Shared Collateral Secured Parties, as the case may be, all without affecting the Lien Priorities provided for herein or the other provisions hereof and the terms of this Agreement would apply to such refinancing Indebtedness and the holders thereof, mutatis mutandis, provided, however, that (i) the holders of such refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the ABL Agent or the applicable Shared Collateral Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the ABL Agent or the applicable Shared Collateral Agent, as the case may be, and any such refinancing transaction shall be in accordance with any applicable provisions of both the ABL Documents and the Shared Collateral Documents, ~~and~~ (ii) no such refinancing shall have any effect prohibited by Section 5.2(a) or 5.2(b), as applicable~~.~~ and (iii) such refinancing Indebtedness may provide for a lien that is junior in priority to the Lien Priorities provided for herein. The Parties hereto hereby authorize the Agents to make technical amendments to this Agreement in order to effectuate any of the foregoing.
Section 5.3    Reinstatement and Continuation of Agreement.
(a)    If the ABL Agent or any ABL Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Loan Party or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Shared Collateral Agents, the ABL Secured Parties, and the Shared Collateral Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Loan Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Loan Party in respect of the ABL Obligations or the Shared Collateral Obligations. No priority or right of the ABL Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any ABL Loan Party or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Secured Party may have.
(b)    If any Shared Collateral Agent or any Shared Collateral Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Shared Collateral Loan Party or any other Person any payment made in satisfaction of all or any portion of the Shared Collateral Obligations (a “Shared Collateral Recovery”), then the Shared Collateral Obligations shall be reinstated to the extent of such Shared Collateral Recovery. If this Agreement shall have been terminated prior to such Shared Collateral Recovery, this Agreement shall be reinstated in full force and effect in the event of such Shared Collateral Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Shared Collateral Agents, the ABL Secured Parties, and the Shared Collateral Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Loan Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Loan Party in respect of the ABL Obligations or the Shared Collateral Obligations. No priority or right of the Shared Collateral Agents or any Shared Collateral Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Loan Party or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Shared Collateral Documents, regardless of any knowledge thereof which the Shared Collateral Agents or any Shared Collateral Secured Party may have.
Section 5.4    Joinder of Authorized Representatives. Notwithstanding anything contained in this Agreement to the contrary, without the consent of any ABL Secured Party or any Shared Collateral Secured Party, any Authorized Representative may become a party to this Agreement by execution and delivery of a joinder agreement substantially in the form of Exhibit A hereto and upon such execution and delivery, such Authorized Representative and the Secured Parties for which such Authorized Representative is acting shall be subject to the terms of this Agreement as an Additional Pari Passu Agent and Additional Pari Passu Secured Parties, respectively.
ARTICLE 6
INSOLVENCY PROCEEDINGS
Section 6.1    DIP Financing.
(a)    If any Loan Party shall be subject to any Insolvency Proceeding in the United States at any time prior to the Discharge of ABL Obligations, and the ABL Agent or the ABL Secured Parties shall seek to provide any Loan Party with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting ABL Collateral under Section 363 of the Bankruptcy Code (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the ABL Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be ABL Collateral), then the Shared Collateral Agents, on behalf of the Shared Collateral Secured Parties, agree that they will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Shared Collateral Agents securing the Shared Collateral Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral that is ABL Collateral except as permitted by Section 6.3(b)), so long as (i) the Shared Collateral Agents retain their Lien on the ABL Collateral to secure the Shared Collateral Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code), (ii) the terms of the DIP Financing do not compel the applicable Loan Party to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms of such plan are set forth in the DIP Financing documentation or related document; (iii) all Liens on the ABL Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Secured Parties securing the ABL Obligations on the ABL Collateral, and (iv) the amount of ABL Obligations as a result of such DIP Financing may be increased but in no event by no more than $50.0 million in excess of the maximum commitments under the ABL Credit Agreement prior to the commencement of the applicable Insolvency Proceeding.
(b)    All Liens granted to the ABL Agent or the Shared Collateral Agents in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.
Section 6.2    Relief from Stay. Prior to the Discharge of ABL Obligations, the Shared Collateral Agents, on behalf of the Shared Collateral Secured Parties, agree not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Collateral without the ABL Agent’s express written consent. Prior to the Discharge of Shared Collateral Obligations, the ABL Agent, on behalf of the ABL Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Canadian Pledge Collateral without each Shared Collateral Agent’s express written consent. In addition, the ABL Agent and Shared Collateral Agents shall not seek any relief from the automatic stay with respect to any ~~ABL~~Shared Collateral without providing 3 days’ prior written notice to the other, unless such period is agreed by each of the ABL Agent and the Shared Collateral Agents to be modified or unless (i) in the case of ABL Collateral, the ABL Agent makes a good faith determination that either (A) the ABL Collateral will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Agent’s or the Shared Collateral Agents’ ability to realize upon the ABL Collateral~~.~~ and (ii) in the case of Canadian Pledge Collateral, the Term Agent (prior to the Discharge of Term Obligations in respect of Term B-4 Loans and thereafter the Authorized Shared Collateral Agent) makes a good faith determination that either (A) the Canadian Pledge Collateral will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the Term Agent’s, any other Shared Collateral Agent’s or the ABL Agent’s ability to realize upon the Canadian Pledge Collateral
Section 6.3    No Contest; Adequate Protection.
(a)    The Shared Collateral Agents’, on behalf of the Shared Collateral Secured Parties, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (a) any request by the ABL Agent or any ABL Secured Party for adequate protection of its interest in the ABL Collateral, (b) any proposed provision of DIP Financing by the ABL Agent and the ABL Secured Parties (or any other Person proposing to provide DIP Financing with the consent of the ABL Agent) or (c) any objection by the ABL Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Secured Party that its interests in the ABL Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement. The ABL Agent, on behalf of the ABL Secured Parties, agrees that, prior to the Discharge of Shared Collateral Obligations, none of them shall contest (or support any other Person contesting) (a) any request by a Shared Collateral Agent or any Shared Collateral Secured Party for adequate protection of its interest in the Canadian Pledge Collateral or (b) any objection by a Shared Collateral Agent or any Shared Collateral Secured Party to any motion, relief, action, or proceeding based on a claim by a Shared Collateral Agent or any Shared Collateral Secured Party that its interests in the Canadian Pledge Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to a Shared Collateral Agent as adequate protection of its interests are subject to this Agreement.
(b)    Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to the ABL Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted ABL Collateral), then the ABL Agent, on behalf of itself and the ABL Lenders, agrees that the Shared Collateral Agents, on behalf of itself or any of the Shared Collateral Secured Parties, may seek or request (and the ABL Secured Parties will not oppose such request) adequate protection with respect to its interests in such ABL Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of the Shared Collateral Agents on the ABL Collateral.
Section 6.4    Asset Sales. Prior to the Discharge of ABL Obligations, the Shared Collateral Agents agree, on behalf of themselves and the Shared Collateral Secured Parties, that they will not oppose any sale consented to by the ABL Agent of any ABL Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale are applied in accordance with this Agreement. Prior to the Discharge of Shared Collateral Obligations, the ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that they will not oppose any sale consented to by the Shared Collateral Agents of any Canadian Pledge Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale are applied in accordance with this Agreement.
Section 6.5    Separate Grants of Security and Separate Classification. Each Shared Collateral Secured Party, the Shared Collateral Agents, each ABL Secured Party and the ABL Agent acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Documents, the Term Documents~~, the Notes Documents~~ and the Additional Pari Passu Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the ~~ABL~~Shared Collateral, each of the ~~Term~~ABL Obligations, the ~~Notes~~Term Obligations and

the Additional Pari Passu Obligations are fundamentally different from ~~the ABL Obligations~~one another and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.
Section 6.6    Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.
Section 6.7    ABL Obligations Unconditional. All rights of the ABL Agent hereunder, and all agreements and obligations of the Shared Collateral Agents and the Loan Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:
(i)    any lack of validity or enforceability of any ABL Document;
(ii)    any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document;
(iii)    any exchange, release, voiding, avoidance or non perfection of any security interest in any ~~ABL~~Shared Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or
(iv)    any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the ABL Obligations, or of any of the Shared Collateral Agents or any Loan Party, to the extent applicable, in respect of this Agreement.
Section 6.8    Shared Collateral Obligations Unconditional. All rights of the Shared Collateral Agents hereunder, all agreements and obligations of the ABL Agent and the Loan Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:
(i)    any lack of validity or enforceability of any Shared Collateral Document;
(ii)    any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Shared Collateral Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Shared Collateral Document;
(iii)    any exchange, release, voiding, avoidance or non perfection of any security interest in any ~~ABL~~Shared Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Shared Collateral Obligations or any guarantee or guaranty thereof; or
(iv)    any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Shared Collateral

Obligations, or of any of the ABL Agent or any Loan Party, to the extent applicable, in respect of this Agreement.
ARTICLE 7
CANADIAN PLEDGE COLLATERAL

Section 7.1    Canadian Pledge Collateral. Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any Liens granted to any Shared Collateral Agent or the Shared Collateral Secured Parties in respect of all or any portion of the Canadian Pledge Collateral or of any Liens granted to the ABL Agent or the ABL Secured Parties in respect of all or any portion of the Canadian Pledge Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the Shared Collateral Agents or the ABL Agent (or Shared Collateral Secured Parties or the ABL Secured Parties) in any Canadian Pledge Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of the Shared Collateral Documents or the ABL Documents, or (iv) whether any Shared Collateral Agent or the ABL Agent, in each case, either directly or through agents, hold possession of, or have control over, all or any part of the Canadian Pledge Collateral, the Term Agent, on behalf of itself and the Term Secured Parties, each Additional Pari Passu Agent, on behalf of itself and the Additional Pari Passu Secured Parties it represents, and the ABL Agent, on behalf of itself and the ABL Secured Parties, hereby agrees that prior to the Discharge of Shared Collateral Obligations:
(1)    any Lien in respect of all or any portion of the Canadian Pledge Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to the Shared Collateral Agents for the benefit of their respective Shared Collateral Secured Parties on the Canadian Pledge Collateral;
(2)    any Lien in respect of all or any portion of the Canadian Pledge Collateral now or hereafter held by or on behalf of (a) the Term Agent or any Term Secured Party (other than a Term B-4 Lender) that secures all or any portion of the Term Obligations (other than Term Obligations in respect of Term B-4 Loans payable to the Term B-4 Lenders) or (b) any Additional Pari Passu Agent or any Additional Pari Passu Secured Parties represented by such Additional Pari Passu Agent that secures all or any portion of the Additional Pari Passu Obligations, in each case shall in all respect be junior and subordinate to all Liens granted to the Term Agent for the benefit of the Term B-4 Lenders on the Canadian Pledge Collateral;
(3)    any Lien in respect of all or any portion of the Canadian Pledge Collateral now or hereafter held by or on behalf of the Term Agent (acting on behalf of any Term B-4 Lender) or any Term B-4 Lender that secures all or any portion of the Term Obligations in respect of Term B-4 Loans payable to the Term B-4 Lenders shall in all respects be senior and prior to all Liens granted to the ABL Agent or any ABL Secured Party, any Additional Par Passu Agent or any Additional Pari Passu Secured Party or the Term Agent (acting on behalf of any Term Secured Party that is not a Term B-4 Lender)

or any such Term Secured Party that is not a Term B-4 Lender on the ABL Collateral; and
The Term Agent, for and on behalf of itself and the Term Secured Parties, acknowledges and agrees that, the ABL Agent, for the benefit of the ABL Secured Parties, has been granted Liens upon all of the Canadian Pledge Collateral in which the Term Agent has been granted Liens and the Term Agent hereby consents thereto. The subordination of Liens by the ABL Agent, Additional Pari Passu Secured Parties and the Term Secured Parties (other than the Term B-4 Lenders) in favor of the Term Agent for the benefit of the Term B-4 Lenders or the Term Secured Parties, as applicable, as set forth herein shall not be deemed to subordinate the ABL Agent’s, Additional Pari Passu Agent’s or the Term Agent’s respective Liens on the Canadian Pledge Collateral to the Liens of any other Person. Notwithstanding any provision to the contrary contained herein, this Article 7 shall not apply to any of the ABL Collateral.

Section 7.2    Waiver of Right to Contest Liens. Each of ABL Agent, on behalf of the ABL Secured Parties and the Shared Collateral Agents, on behalf of the Shared Collateral Secured Parties represented by such Shared Collateral Agent, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Shared Collateral Agents and the Shared Collateral Secured Parties in respect of the Canadian Pledge Collateral or Liens of the ABL Agent and the ABL Secured Parties in respect of the Canadian Pledge Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the ABL Agent, on behalf of the ABL Secured Parties, agrees that none of the ABL Agent or the ABL Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Term Agent or any Term Secured Party under the Term Documents, or by any Additional Pari Passu Agent or Additional Par Passu Secured Party under any Additional Par Passu Document, with respect to the Canadian Pledge Collateral. Except to the extent expressly set forth in this Agreement, the ABL Agent, on behalf of the ABL Secured Parties, hereby waive any and all rights they or the ABL Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which any Shared Collateral Agent or any Shared Collateral Secured Party seeks to enforce its Liens in any Canadian Pledge Collateral. Except to the extent expressly set forth in this Agreement, each Additional Pari Passu Agent, on behalf of the Additional Pari Passu Secured Parties represented by it, hereby waive any and all rights they or the Additional Pari Passu Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the Term Agent (acting on behalf of the Term B-4 Lenders) or any Term B-4 Lender seeks to enforce its Liens in any Canadian Pledge Collateral. The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement as to the relative priority of the parties hereto.
Section 7.3    Canadian Pledge Collateral Remedies Standstill; Release of Liens.
(b)    The ABL Agent, on behalf of the ABL Secured Parties, agrees that, from the date hereof until the earlier of (i) the ABL Enforcement Date or (ii) the date upon which the Discharge of the Shared Collateral Obligations shall have occurred, they will not Exercise Any Secured Creditor Remedies with respect to any of the Canadian Pledge Collateral without the written consent of (i) the Term Agent and, to the extent such consent is required under the Term Credit Agreement, the Required Lenders (as defined in the Term Credit Agreement) and/or the Term B-4 Required Lenders (as defined in the Term Credit Agreement) and (ii) each Additional Pari Passu Agent and, to the extent such consent is required under the Additional Pari Passu Documents with respect to such Additional Pari Passu Agent, the required holders of such Additional Pari Passu Obligations, and will not take, receive or accept any Proceeds of the Canadian Pledge Collateral. From and after the earlier of (i) the ABL Enforcement Date or (ii) the date upon which the Discharge of the Shared Collateral Obligations shall have occurred, the ABL Agent or any ABL Secured Party may Exercise Any Secured Creditor Remedies under the ABL Collateral Documents or applicable law as to any Canadian Pledge Collateral.
(c)    Notwithstanding the provisions of Sections 7.3(a) or any other provision of this Agreement, prior to the Discharge of the Shared Collateral Obligations, nothing contained herein shall be construed to prevent (i) the ABL Agent or any ABL Secured Party from filing a claim or statement of interest with respect to the ABL Obligations owed to them in any Insolvency Proceeding commenced by or against any Loan Party, (ii) take any action (not adverse to the priority status of the Liens of the Shared Collateral Agents or Shared Collateral Secured Parties on the Canadian Pledge Collateral in which the Shared Collateral Agents or Shared Collateral Secured Parties have a priority Lien or the rights of the Shared Collateral Agents or any of the Shared Collateral Secured Parties to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any Canadian Pledge Collateral, (iii) file any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of the ABL Agent or ABL Secured Parties, (iv) file any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Loan Parties arising under any Insolvency Proceeding or applicable non-bankruptcy law, (v) vote on any plan of reorganization or file any proof of claim in any Insolvency Proceeding of any Loan Party, or (vi) object to the proposed retention of Canadian Pledge Collateral by any Shared Collateral Agent or any Shared Collateral Secured Party in full or partial satisfaction of any Shared Collateral Obligations due to such Shared Collateral Agent or Shared Collateral Secured Parties, in each case (i) through (iv) and (vi) above to the extent not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement.
(d)    In the event of any private or public sale of all or any portion of the Canadian Pledge Collateral (other than in connection with a refinancing as described in Section 5.2(d)) permitted by the Term Documents or consented to by the Required Lenders (as defined in the Term Credit Agreement) or, to the extent required by the Term Credit Agreement, the Term B-4 Required Lenders (as defined in the Term Credit Agreement), the ABL Agent agrees, on behalf of the ABL Secured Parties, that such sale will be free and clear of the Liens on such Canadian Pledge Collateral securing the ABL Obligations, and the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the Canadian Pledge Collateral so sold, transferred, disposed or released shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the Term Secured Parties’ Liens on such Canadian Pledge Collateral; provided that in the case of a disposition in connection with an Exercise of Secured Creditor Remedies with respect to any Canadian Pledge Collateral, any Proceeds thereof not applied to repay Shared Collateral Obligations shall be subject to the Liens securing the ABL Obligations and shall be applied pursuant to this Agreement. In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the Term Agent in connection therewith. The ABL Agent hereby appoints the Term Agent and any officer or duly authorized person of the Term Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of such ABL Agent or in the Term Agent’s own name, from time to time, in the Term Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable)..
Section 7.4    Application of Proceeds; Turnover Provisions. Prior to the Discharge of Shared Collateral Obligations, the ABL Agent, each Additional Pari Passu Agent and the Term Agent hereby agree that all Canadian Pledge Collateral and all Proceeds thereof received by either of them or any ABL Secured Party, Additional Pari Passu Secured Party or Term Secured Party, respectively, in connection with any Exercise of Secured Creditor Remedies with respect to Canadian Pledge Collateral, whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first, to the Term Agent on behalf of the Term B-4 Lenders for application to the Term Obligations with respect to the Term B-4 Loans in accordance with the terms of the Term Documents, until the Discharge of Term Obligations with respect to the Term B-4 Loans has occurred, second, ratably, to the Shared Collateral Agents on behalf of the Shared Collateral Secured Parties (other than the Term B-4 Lenders) for application to the Shared Collateral Obligations in accordance with the terms of the Shared Collateral Documents, until the Discharge of the Shared Collateral Obligations, third, to the ABL Agent on behalf of the ABL Secured Parties in accordance with the ABL Documents, until the Discharge of ABL Obligations has occurred and fourth the balance, if any, to the Loan Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct; provided that in the event the ABL Agent receives, in connection with an Insolvency Proceeding, any Proceeds of any Canadian Pledge Collateral and the Lien granted in favor of each Shared Collateral Agent or the Shared Collateral Secured Parties in respect of such Canadian Pledge Collateral has been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction and the provisions of Section 5.3 would not be effective, then such Proceeds received ABL Agent with respect to the Canadian Pledge Collateral subject to such avoidance, subordination or invalidation shall be applied, to the extent permitted under applicable law, to the payment of the ABL Obligations in accordance with the ABL Documents.
ARTICLE 8
MISCELLANEOUS

Section ~~7.1~~8.1    Rights of Subrogation. The Shared Collateral Agents, on behalf of the Shared Collateral Secured Parties, agree that no payment to the ABL Agent or any ABL Secured Parties pursuant to the provisions of this Agreement in respect of ABL Collateral shall entitle the Shared Collateral Agents or any Shared Collateral Secured Party to exercise any rights of subrogation in respect thereof prior to the Discharge of ABL Obligations. Following the

Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as the Shared Collateral Agents or any Shared Collateral Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. The ABL Agent, on behalf of the ABL Secured Parties, agree that no payment to a Shared Collateral Agent or any Shared Collateral Secured Parties pursuant to the provisions of this Agreement in respect of Canadian Pledge Collateral shall entitle the ABL Agent or any ABL Secured Party to exercise any rights of subrogation in respect thereof prior to the Discharge of Shared Collateral Obligations.
Section ~~7.2~~8.2    Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agent or the Shared Collateral Agents to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section ~~7.2~~8.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section ~~7.2~~8.2.
Section ~~7.3~~8.3    Representations. The Term Agent represents and warrants to the ABL Agent and each other Shared Collateral Agent that it has the requisite power and authority under the Term Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of the Term Secured Parties and that this Agreement shall be binding obligations of the Term Agent and the Term Secured Parties, enforceable against the Term Agent and the Term Secured Parties in accordance with its terms. The ABL Agent represents and warrants to the Shared Collateral Agents that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Agent and the ABL Secured Parties, enforceable against the ABL Agent and the ABL Secured Parties in accordance with its terms. ~~The Notes Agent represents and warrants to the ABL Agent and each other Shared Collateral Agent that pursuant to authority granted in Article 11 of the Indenture it has the requisite power and authority under the Notes Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of the Notes Secured Parties and that this Agreement shall be binding obligations of the Notes Agent and the Notes Secured Parties, enforceable against the Notes Agent and the Notes Secured Parties in accordance with its terms.~~ By executing a joinder agreement in the form of Exhibit A hereto, the Additional Pari Passu Agent represents and warrants to the ABL Agent and each other Shared Collateral Agent that it has the requisite power and authority under the Additional Pari Passu Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of the Additional Pari Passu Secured Parties and that this Agreement shall be binding obligations of the Additional Pari Passu

Agent and the Additional Pari Passu Secured Parties, enforceable against the Additional Pari Passu Agent and the Additional Pari Passu Secured Parties in accordance with its terms
Section ~~7.4~~8.4    Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by each Shared Collateral Agent and the ABL Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section ~~7.5~~8.5    Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, faxed, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

ABL Agent:	Bank of America, N.A.
40 Broad Street
Boston, Massachusetts 02109
Attention: Betsy Ratto

Term Agent:	Bank of America, N.A.
101 South Tryon Street
Charlotte, North Carolina 28255
Tel: (980) 387-5452
Fax: (704) 208-2871
Attn: Kelly T. Weaver

~~Notes Agent:~~	~~The Bank of New York Mellon~~
~~c/o The Bank of New York Mellon Trust Company, N.A.~~
~~525 William Penn Place~~
~~38th Floor~~
~~Pittsburgh, PA 15259~~
~~Tel: (412) 236-1196~~
~~Fax: (412) 234-7571~~
~~Attn: Global Corporate Trust - Toys “R” US - Delaware~~
Section ~~7.6~~8.6    No Waiver, Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section ~~7.7~~8.7    Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the

Discharge of ABL Obligations and the Discharge of the Shared Collateral Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any ~~ABL~~Shared Collateral. All references to any Loan Party shall include any Loan Party as debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Agent, any ABL Lender, the Term Agent, or any Term Lender~~, the Notes Agent or any Notes Secured Party and the~~ and any Additional Pari Passu Agent or any Additional Pari Passu Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations, the Term ~~Obligations, Notes~~ Obligations or the Additional Pari Passu Obligations, as applicable, to any other Person (other than any Loan Party or any Affiliate of a Loan Party and any Subsidiary of a Loan Party), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, the Term Agent, the ~~Notes Agent, the~~ Additional Pari Passu Agent, any ABL Lender, any Term Lender, ~~any Notes Secured Party~~ or any Additional Pari Passu Secured Party, as the case may be, herein or otherwise. The ABL Secured Parties, the Term Secured Parties, ~~the Notes Secured Party~~ and the Additional Pari Passu Secured Parties (if any) may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Loan Party on the faith hereof.
Section ~~7.8~~8.8    Governing Law; Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.
Section ~~7.9~~8.9    Counterparts. This Agreement may be executed in any number of counterparts, including by means of facsimile or “pdf~~”~~’ file thereof, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.
Section ~~7.10~~8.10    No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Agent, ABL Secured Parties, the Term Agent, Term Secured Parties, ~~the Notes Agent and the Notes Secured Parties~~ and the Additional Pari Passu Agent and the Additional Pari Passu Secured Parties (if any). No other Person (including any Loan Party or any Affiliate of a Loan Party, or any Subsidiary of a Loan Party) shall be deemed to be a third party beneficiary of this Agreement.
Section ~~7.11~~8.11    Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.
Section ~~7.12~~8.12    Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement. The Parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section ~~7.13~~8.13    Attorneys Fees. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.
Section ~~7.14~~8.14    VENUE; JURY TRIAL WAIVER.
(a)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(b)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF SUCH STATE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OR ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL SECURED PARTY OR ANY SHARED COLLATERAL SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY ABL DOCUMENTS OR ANY TERM DOCUMENTS AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)    EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION ~~7.5~~8.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section ~~7.15~~8.15    Intercreditor Agreement. This Agreement is the Intercreditor Agreement or the Shared Collateral Intercreditor Agreement, as the case may be, referred to in the ABL Credit Agreement, the Term Credit Agreement~~, the Indenture~~ and the Additional Pari Passu Agreement (if any). Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Shared Collateral Secured Party or (ii) any Shared Collateral Secured Party to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.
Section ~~7.16~~8.16    No Warranties or Liability. The Term ~~Agent, the Notes~~ Agent, the Additional Pari Passu Agent (if any) and the ABL Agent acknowledge and agree that none of them have made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other ABL Document, Term Document, ~~Notes Document~~ or Additional Pari Passu Document. Except as otherwise provided in this Agreement, the Term ~~Agent, the Notes~~ Agent, the Additional Pari Passu Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.
Section ~~7.17~~8.17    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document, any Term Document~~, any Notes Document~~ or any Additional Pari Passu Document, the provisions of this Agreement shall govern.

Section ~~7.18~~8.18    Information Concerning Financial Condition of the Loan Parties. The Term ~~Agent, the Notes~~ Agent, Additional Pari Passu Agent (if any) and the ABL Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Term ~~Agent, the Notes~~ Agent, the Additional Pari Passu Agent (if any) or the ABL Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, or (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.
Section ~~7.19~~8.19    Amendment, Restatement, Extension, Renewal and Consolidation of Existing Intercreditor Agreement. This Agreement shall be deemed to amend and restate the Existing Intercreditor Agreement and all terms and provisions of this Agreement supersede in their entirety the terms and provisions of the Existing Intercreditor Agreement.
Section ~~7.20~~8.20    Force Majeure. In no event shall the Term ~~Agent, Notes~~ Agent, the Additional Pari Passu Agent (if any) and the ABL Agent be responsible or liable for any failure or delay in the performance of their obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Term Agent, ~~Notes Agent,~~ the Additional Pari Passu Agent (if any) and the ABL Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
~~Section 7.21    Authority of Notes Collateral Agent. The Bank of New York Mellon has been appointed by the Notes Agent for the Notes Secured Parties pursuant to Article 11 of the Indenture. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Notes Agent hereunder is subject to the terms of the delegation of authority made by the holders of the Notes Secured Party to the Notes Collateral Agent pursuant to the Indenture, and that the Notes Agent has agreed to act (and any successor Notes Agent shall act) as such hereunder only on the express conditions contained in such Article 11. Any successor Notes Agent appointed pursuant to Article 11 of the Indenture shall be entitled to all rights, interests and benefits of the Notes Agent hereunder.~~

[Signature pages follow]

IN WITNESS WHEREOF, the ABL Agent, for and on behalf of itself and the ABL Lenders, and the Term Agent, for and on behalf of itself and the Term Lenders ~~and the Notes Agent, for and on behalf of itself and the Notes Secured Parties~~, have caused this Agreement to be duly executed and delivered as of the date first above written.
BANK OF AMERICA, N.A., in its capacity as the ABL Agent

By:	_______________________________________

Name:
Title:

BANK OF AMERICA, NA~~.A~~., in its capacity as the Term Agent

~~By:~~

~~Name:~~
~~Title:~~

~~THE BANK OF NEW YORK MELLON, in its capacity as the Notes Agent~~
By:

Name:
Title:

[Signature Page to Intercreditor Agreement]

ACKNOWLEDGMENT
Each ABL Loan Party and each Shared Collateral Loan Party hereby acknowledge that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the ABL Secured Parties, the Shared Collateral Agents, and the Shared Collateral Secured Parties and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement. Each ABL Loan Party and each Shared Collateral Loan Party further acknowledge and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement and (i) as between the ABL Secured Parties and the ABL Loan Parties, the ABL Documents remain in full force and effect as written and are in no way modified hereby, (ii) as between the Term Secured Parties and the Term Loan Parties, the Term Documents remain in full force and effect as written and are in no way modified hereby, and (iii~~) as between the Notes Secured Parties and the Notes Parties, the Notes Documents remain in full force and effect as written and are in no way modified hereby and (iv~~) as between the Additional Pari Passu Secured Parties and the ~~Notes~~Additional Pari Passu Parties, the Additional Pari Passu Documents remain in full force and effect as written and are in no way modified hereby.
[Signature Pages Follow]

TOYS “R” US-DELAWARE, INC., as the ABL Lead Borrower~~,~~ and the Term Borrower ~~and Notes Issuer~~

~~By:~~	_____________________________________________
~~Name:~~
~~Title:~~

~~GEOFFREY, LLC, as a Term Guarantor and a Notes Guarantor~~

By:	________________________________________

Name:
Title:

GEOFFREY HOLDINGS, LLC, as an ABL Guarantor~~,~~ and a Term Guarantor ~~and a Notes Guarantor~~

By:	TOYS “R” US-DELAWARE, INC.,
its sole member

By:	____________________________________

Name:
Title:

~~TOYS ACQUISITION~~GEOFFREY, LLC,~~,~~ as ~~an ABL Guarantor,~~ a Term Guarantor ~~and a Notes Guarantor~~

By:	________________________________________

Name:
Title:

GEOFFREY INTERNATIONAL, LLC, as a Term Guarantor ~~and a Notes Guarantor~~

By: Geoffrey, LLC, its sole member

By:	________________________________________

Name:
Title:

~~TRU of Puerto Rico, Inc.~~TRU-SVC, LLC, as an ABL Guarantor~~,~~ and a Term Guarantor ~~and a Notes Guarantor~~

By:	____________________________________

Name:
Title:

~~TRU-SVC~~TOYS ACQUISITION, LLC, as an ABL Guarantor~~,~~ and a Term Guarantor ~~and a Notes Guarantor~~

By:	________________________________________

Name:
Title:

TRU OF PUERTO RICO, INC., as an ABL Guarantor and a Term Guarantor

By:_________________________________
Name:
Title:

EXHIBIT A
JOINDER
Reference is hereby made to the Intercreditor Agreement, dated as of August 24, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among the agents referred to therein, to which this Joinder is attached. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Agreement when used herein. The undersigned, in its capacity as [ABL Agent] [~~Notes Agent] [~~Term Agent] [Additional Pari Passu Agent] hereby acknowledges the terms and conditions of the Agreement and agrees to be bound thereby. [For all purposes of the Agreement, [identify agreement] shall be an Additional Pari Passu Agreement thereunder.]
[ABL ~~Agent] [Notes~~ Agent] [Term Agent]
[Additional Pari Passu Agent]
~~By:________________________________~~
~~Name:_____________________________~~
~~Title:_______________________________~~

By:

Name:
Title: